Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.3
CONFIDENTIAL — SUBJECT TO FRE 408
SETTLEMENT AND PATENT CROSS-LICENSE AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made as of this 17th day of August, 2007 (the “Effective Date”) by and between NetRatings, Inc., a Delaware corporation, with offices at 770 Broadway, New York, NY 10003 (“NetRatings”), on the one hand, and Visual Sciences, Inc., formerly known as WebSideStory, Inc., a Delaware corporation, with offices at 10182 Telesis Court, San Diego, CA 92121 (“VSI/WSS”), on the other hand (NetRatings and VSI/WSS collectively, the “Parties”).
W I T N E S S E T H:
     WHEREAS, NetRatings and VSI/WSS are presently engaged in two civil actions, one of which being captioned NetRatings, Inc. v. WebSideStory, Inc., Civil Action No. 06-cv-878 (LTS) (AJP) (S.D.N.Y.) (hereinafter, the “New York Action”) and the other of which being captioned WebSideStory, Inc., v. NetRatings, Inc., Civil Action No. 06-cv-0408 (WQH) (AJB) (S.D. Ca.) (hereinafter, the “California Action,” and collectively with the New York Action, the “Current Actions”);
     WHEREAS, NetRatings and Visual Sciences Technologies, LLC, formerly known as and successor in interest to, Visual Sciences, LLC, a Delaware limited liability company with offices at 13450 Sunrise Valley Road, Herndon, VA 20171 (“VSTLLC”) were engaged in litigation in the United States District Court for the Eastern District of Virginia, captioned NetRatings, Inc. v. Visual Sciences, LLC, Civil Action No. 2:05-CV-349 (the “Virginia Action”);
     WHEREAS, NetRatings and Visual Sciences, LLC entered into a Settlement and Patent License Agreement, dated October 25, 2005 and annexed hereto as Attachment 1 (the “Virginia Action Agreement”), pursuant to which the Virginia Action was dismissed and NetRatings granted to Visual Sciences, LLC a license to certain NetRatings’ patents, as further described in the Virginia Action Agreement;
     WHEREAS, on February 1, 2006, VSI/WSS, acquired VSTLLC, through a merger of Visual Sciences, LLC into VS Acquisition, LLC, as a result of which the Virginia Action Agreement was assigned to VS Acquisition, LLC by operation of law;
     WHEREAS, VS Acquisition, LLC subsequently changed its name to Visual Sciences, LLC, and thereafter in May 2007 to Visual Sciences Technologies, LLC and all references herein to VSTLLC include its predecessor entities Visual Sciences, LLC and VS Acquisition, LLC;
     WHEREAS, since February 2006 and now, VSTLLC has been and continues to operate as a wholly owned subsidiary of VSI/WSS;
     WHEREAS, on May 9, 2007, VSI/WSS amended its Certificate of Incorporation to change its corporate name from “WebSideStory, Inc.” to “Visual Sciences, Inc.”;

     WHEREAS, NetRatings and VSI/WSS wish to resolve and settle the Current Actions and all disputes that are the subject matter of the Current Actions;
     WHEREAS, NetRatings is the sole and exclusive owner or joint owner of certain patents and patent applications, as further identified herein;
     WHEREAS, VSI/WSS is the sole and exclusive owner of certain patents and patent applications, as further identified herein; and
     WHEREAS, as part of the settlement of the Current Actions, NetRatings and VSI/WSS wish to grant to one another cross-licenses to certain of their respective patents, as further identified herein, pursuant to the terms and subject to the conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties agree as follows:
1. DEFINITIONS
     The capitalized terms in this Agreement which are not defined in the text of the Agreement shall have the meanings set forth in this Section 1. In addition, the existence or scope of any defined term in this Agreement shall not constitute or be deemed to be the belief on the part of NetRatings that the NetRatings Patents or any claims therein are in any way limited in scope or to application or enforcement in any particular field(s) of use.
     1.1 “Affiliate” shall mean, with respect to a “person” or “entity,” any other person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such “person” or “entity.” For purposes of this definition, “control,” as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by agreement or otherwise. The terms “controlled by” and “under common control with” shall have correlative meanings.
     1.2 “Licensed NetRatings Products” shall mean any products, technology or services (whether in whole or in part, or any portion thereof, and whether pursuant to sale, license, subscription service or otherwise) that are manufactured, made or developed by or for NetRatings from time to time, or that are used, licensed, marketed, offered for sale, distributed, exported, imported or sold by NetRatings from time to time, directly or indirectly. Licensed NetRatings Products commercially released as of the Effective Date are listed on Schedule B hereto. Except to the extent permitted by Section 15.3, Licensed NetRatings Products shall not include any product, technology or service developed by and for an entity other than NetRatings and which are sold by third parties.
     1.3 “Licensed VSI/WSS Products” shall mean any products, technology or services (whether in whole or in part, or any portion thereof, and whether pursuant to sale, license, subscription service or otherwise) that are manufactured, made or developed by or for VSI/WSS from time to time, or that are used, licensed, marketed, offered for sale, distributed, exported, imported or sold by VSI/WSS from time to time, directly or indirectly, including, without limitation, Merged VSI/WSS Products (as defined in Section 5.3(ii) of this Agreement). Licensed VSI/WSS Products commercially released as of the Effective Date are listed on Schedule A hereto. Except to the extent permitted by Section 15.1 or Section 16.1 and except for Merged VSI/WSS Products, Licensed VSI/WSS Products shall not include any product, technology or service developed by and for an entity other than VSI/WSS and which are sold by third parties, including, without limitation, any product, technology or service developed solely by and for VSTLLC.
     1.4 “NetRatings Additional Patents” shall mean all United States and foreign issued patents and United States and foreign pending patent applications, other than the NetRatings Patents, owned or controlled by NetRatings as of the Effective Date. For the avoidance of doubt, NetRatings Additional Patents shall not include any United States and foreign issued patents and United States and foreign pending patent applications owned or controlled by Nielsen Media Research, Inc., or other subsidiaries of The Nielsen Company other than NetRatings. NetRatings will provide VSI/WSS, within thirty (30) days of the Effective Date, a schedule of the NetRatings Additional Patents. In addition, the NetRatings Additional Patents shall include any foreign counterparts, and United States or foreign patents issuing as a divisional, continuation, continuation-in-part, reissue, reexamination, renewal or extension, of any of the foregoing patents and patent applications (other than the NetRatings Patents), as well as any and all other present or future United States or foreign patents or patent applications that claim priority to any of the above.
     1.5 “NetRatings Change of Control Event” shall mean the closing of a sale or transfer to or acquisition by a person or entity other than an entity that is a “Designated Affiliate” of NetRatings (both at the time of the sale, transfer or acquisition and immediately following the last transaction to occur in a series of related transactions) (such person or entity, a “NetRatings Purchaser”), whether by merger, asset purchase, consolidation, reorganization, or other similar transaction or series of related transactions, of (i) all or substantially all of the assets of NetRatings; (ii) fifty percent (50%) or more of the combined voting power of NetRatings then outstanding securities; or (iii) all or substantially all of the Web Analytics assets of NetRatings. For purposes of this Section 1.5, a “Designated Affiliate” means an Affiliate of NetRatings that is at least 85% owned, directly or indirectly, by NetRatings, or that owns at least 85%, directly or indirectly, of NetRatings, or of which the same ultimate parent entity owns, directly or indirectly, at least 85% of each of NetRatings and such Affiliate.
     1.6 “NetRatings Customer” shall mean any person or entity who, with express authorization from NetRatings or a NetRatings Provider, purchases, leases, licenses, subscribes to or uses any Licensed NetRatings Product only for such person’s or entity’s own use internally or in monitoring, tracking, or analyzing the use or access of computer resources delivered by such person or entity over a network, and not for the purpose of providing the Licensed NetRatings Product or any service depending thereon to a third party.
     1.7 “NetRatings Patents” shall mean U.S. Patent Nos. 5,675,510; 6,115,680; 6,108,637; 5,796,952; 6,138,155; 6,643,696 and 6,763,386 and any foreign counterparts, and United States or foreign patents issuing as a divisional, continuation, continuation-in-part, reissue, reexamination, renewal or extension of any of the foregoing patents and patent applications, as well as any and all other present or future United States or foreign patents or patent applications that claim priority to any of the above.
     1.8 “NetRatings Provider” shall mean any person or entity who, with express authorization from and on behalf of NetRatings (including without limitation OEMs, resellers, distributors and marketing service providers (MSPs)), manufactures or develops any Licensed NetRatings Product for NetRatings, uses any Licensed NetRatings Product to provide services on behalf of NetRatings to NetRatings Customers, or offers for sale, sells, imports, exports, resells, licenses, combines or distributes to NetRatings Customers any Licensed NetRatings Product whether on a standalone basis or in combination with its own products or services, including, but not limited to, for the purpose of providing the Licensed NetRatings Product or any service depending thereon to a third party. “NetRatings Provider” shall also include any person or entity in another NetRatings Provider’s channels of distribution with respect to a Licensed NetRatings Product, provided that said person or entity has express authorization from, and is acting on behalf of, NetRatings to participate in said channels of distribution.
     1.9 “Revenue” shall mean the gross consolidated revenues of a person or entity from the manufacture, development, design, sale, offer for sale, resale, import, export, integration, hosting, leasing, licensing or distribution of products, technology and/or services, less, sales, VAT, excise, or similar taxes, returns, refunds, discounts, and allowances actually shown on an applicable invoice. Except as noted in the preceding sentence, no costs shall be deducted from Revenue. Revenue of a person or entity shall be deemed to have occurred when such revenue is recognized by such person or entity in accordance with generally accepted accounting principles applied by such person or entity from time to time.
     1.10 “Term” shall mean the period commencing as of the Effective Date and continuing to and including the date on which the last remaining NetRatings Patent or VSI/WSS Patent expires, whichever is later, unless earlier terminated in accordance with Section 10.
     1.11 “VSI/WSS Additional Patents” shall mean all United States and foreign issued patents and United States and foreign pending patent applications, other than the VSI/WSS Patents, owned or controlled by VSI/WSS as of the Effective Date. For the avoidance of doubt, VSI/WSS Additional Patents shall not include any United States and foreign issued patents and United States and foreign pending patent applications owned or controlled by VSTLLC. VSI/WSS will provide NetRatings, within thirty (30) days of the Effective Date, a schedule of the VSI/WSS Additional Patents. In addition, the VSI/WSS Additional Patents shall include any foreign counterparts, and United States or foreign patents issuing as a divisional, continuation, continuation-in-part, reissue, reexamination, renewal or extension, of any of the foregoing patents and patent applications (other than the VSI/WSS Patents), as well as any and all other present or future United States or foreign patents or patent applications that claim priority to any of the above.
     1.12 “VSI/WSS Change of Control Event” shall mean the closing of a sale or transfer to or acquisition by a person or entity, other than an entity that is a “Designated Affiliate” of VSI/WSS (both at the time of the sale, transfer or acquisition and immediately following the last transaction to occur in a series of related transactions) (such person or entity, a “VSI/WSS Purchaser”), whether by merger, asset purchase, consolidation, reorganization, or other similar transaction or series of related transactions, of (i) all or substantially all of the assets of VSI/WSS; (ii) fifty percent (50%) or more of the combined voting power of VSI/WSS’s then outstanding securities; or (iii) all or substantially all of the Web Analytics assets of VSI/WSS. For purposes of this Section 1.12, a “Designated Affiliate” means an Affiliate of VSI/WSS that is at least 85% owned, directly or indirectly, by VSI/WSS, or that owns at least 85%, directly or indirectly, of VSI/WSS, or of which the same ultimate parent entity owns, directly or indirectly, at least 85% of each of VSI/WSS and such Affiliate.
     1.13 “VSI/WSS Customer” shall mean any person or entity who, with express authorization from VSI/WSS or a VSI/WSS Provider, purchases, leases, licenses, subscribes to or uses any Licensed VSI/WSS Product only for such person’s or entity’s own use internally or in monitoring or tracking the use or access of computer resources delivered by such person or entity over a network, and not for the purpose of providing the Licensed VSI/WSS Product or any service depending thereon to a third party.
     1.14 “VSI/WSS Patents” shall mean U.S. Patent Nos. 6,393,479 and 6,766,370 and any foreign counterparts, and United States or foreign patents issuing as a divisional, continuation, continuation-in-part, reissue, reexamination, renewal or extension of the foregoing patents and patent applications, as well as any and all other present or future United States or foreign patents or patent applications that claim priority to the above.
     1.15 “VSI/WSS Provider” shall mean any person or entity who, with express authorization from and on behalf of VSI/WSS (including without limitation OEMs, resellers, distributors and marketing service providers (MSPs)), manufactures or develops any Licensed VSI/WSS Product for VSI/WSS, uses any Licensed VSI/WSS Product to provide services on behalf of VSI/WSS to VSI/WSS Customers, or offers for sale, sells, imports, exports, resells, licenses, combines or distributes to VSI/WSS Customers any Licensed VSI/WSS Product whether on a standalone basis or in combination with its own products or services, including, but not limited to, for the purpose of providing the Licensed VSI/WSS Product or any service depending thereon to a third party. “VSI/WSS Provider” shall also include any person or entity in another VSI/WSS Provider’s channels of distribution with respect to a Licensed VSI/WSS Product, provided that said person or entity has express authorization from, and is acting on behalf of, VSI/WSS to participate in said channels of distribution.
     1.16 “Web Analytics” shall mean [ * ].
2. PATENT CROSS-LICENSE
     2.1 Grant of License to VSI/WSS. Subject to Section 2.3, NetRatings hereby grants to VSI/WSS, subject to the terms and conditions of this Agreement, a limited, irrevocable (except as provided in Section 10), non-exclusive, non-transferable (except as provided in Section 15), royalty-bearing, world-wide license under the NetRatings Patents during the Term to make (including the right to practice methods, processes and procedures), have made, use,

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

license, lease, sell, offer for sale, market, distribute, export and import the Licensed VSI/WSS Products (the “VSI/WSS License”).
     2.2 Grant of License to NetRatings. VSI/WSS hereby grants to NetRatings, subject to the terms and conditions of this Agreement, a limited, irrevocable (except as provided in Section 10), non-exclusive, non-transferable (except as provided in Section 15.3), world-wide license under the VSI/WSS Patents during the Term to make (including the right to practice methods, processes and procedures), have made, use, license, lease, sell, offer for sale, market, distribute, export and import the Licensed NetRatings Products (the “NetRatings License”).
     2.3 Exclusions to VSI/WSS License. Notwithstanding anything in this Agreement to the contrary, VSI/WSS expressly acknowledges and agrees that the VSI/WSS License granted under this Agreement does not permit VSI/WSS (or therefore any VSI/WSS Customers or VSI/WSS Providers) the right to:
(i) [ * ]; or
(ii) [ * ]; or
(iii) [ * ].
     2.4 Reservation of Rights.
          (i) Any and all rights not expressly granted to VSI/WSS in this Agreement with respect to the NetRatings Patents, including, without limitation, the rights reserved under Section 2.3 to practice the NetRatings Patents and the right to enforce the NetRatings Patents against third parties and collect royalties and/or damages in connection therewith, are hereby reserved and retained exclusively by NetRatings.
          (ii) Any and all rights not expressly granted to NetRatings in this Agreement with respect to the VSI/WSS Patents, including, without limitation, the right to enforce the VSI/WSS Patents against third parties and collect royalties and/or damages in connection therewith, are hereby reserved and retained exclusively by VSI/WSS.
     2.5 Sublicense Rights
          (i) Sublicense Rights of VSI/WSS. As part of its rights under the VSI/WSS License, and only to the extent of such rights, VSI/WSS may grant to (1) VSI/WSS Customers a limited, non-exclusive, non-transferable, written sublicense under the VSI/WSS License solely for the purpose of allowing such entities to purchase or use the Licensed VSI/WSS Products and (2) VSI/WSS Providers a limited, non-exclusive, non-transferable, written sublicense under the VSI/WSS License solely for the purpose of allowing such entities to manufacture or develop any Licensed VSI/WSS Product for VSI/WSS, or offer for sale, sell, import, export, resell, license,

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

combine or distribute to VSI/WSS Customers any Licensed VSI/WSS Product whether on a standalone basis or in combination with its own products or services, including but not limited to, for the purpose of providing the Licensed VSI/WSS Product or any service depending thereon to a third party. Such sublicenses shall in no event apply to products, services or technology of a VSI/WSS Customer or VSI/WSS Provider which, without the Licensed VSI/WSS Product, infringes any independent claim of any NetRatings Patents. Other than as expressly provided by this Section 2.5(i), no other sublicenses of any kind may be granted by VSI/WSS under this Agreement, and any such sublicenses shall be null and void. Any sublicenses granted under this Section 2.5(i) are only valid and in effect when and if the VSI/WSS License is valid and in effect.
          (ii) Sublicense Rights of NetRatings. As part of its rights under the NetRatings License, and only to the extent of such rights, NetRatings may grant to (1) NetRatings Customers a limited, non-exclusive, non-transferable, written sublicense under the NetRatings License solely for the purpose of allowing such entities to purchase or use the Licensed NetRatings Products and (2) NetRatings Providers a limited, non-exclusive, non-transferable, written sublicense under the NetRatings License solely for the purpose of allowing such entities to manufacture or develop any Licensed NetRatings Product for NetRatings, or offer for sale, sell, import, export, resell, license, combine or distribute to NetRatings Customers any Licensed NetRatings Product whether on a standalone basis or in combination with its own products or services, including but not limited to, for the purpose of providing the Licensed NetRatings Product or any service depending thereon to a third party. Such sublicenses shall in no event apply to products, services or technology of a NetRatings Customer or NetRatings Provider which, which without the Licensed NetRatings Product, infringes any independent claim of any VSI/WSS Patents. Other than as expressly provided by this Section 2.5(ii), no other sublicenses of any kind may be granted by NetRatings under this Agreement, and any such sublicenses shall be null and void. Any sublicenses granted under this Section 2.5(ii) are only valid and in effect when and if the NetRatings License is valid and in effect.
     2.6 Markings and Samples. VSI/WSS and NetRatings shall each fully comply with the patent marking provisions of the United States or other applicable patent laws. In furtherance of the foregoing, VSI/WSS and NetRatings will clearly label their respective Licensed VSI/WSS Products and Licensed NetRatings Products with, in the case of Licensed VSI/WSS Products, identifying numbers of any issued NetRatings Patents, specifying that the Licensed VSI/WSS Products are licensed under such NetRatings Patents, and in the case of Licensed NetRatings Products, identifying numbers of any issued VSI/WSS Patents, specifying that the Licensed NetRatings Products are licensed under such VSI/WSS Patents. As may be requested from time to time, but in no event more than once each calendar year of the Term, VSI/WSS and NetRatings shall submit to each other five (5) samples of each of their respective Licensed VSI/WSS Products and Licensed NetRatings Products, or such other evidence, including screen captures, as will be reasonably sufficient to show that the marking requirements of this Section 2.6 are being fulfilled. The marking of any Licensed VSI/WSS Product or Licensed NetRatings Product pursuant to this Agreement shall not be deemed to constitute an admission by VSI/WSS or NetRatings that their respective Licensed VSI/WSS Products and Licensed NetRatings Products are covered by either the NetRatings Patents or the VSI/WSS Patents, as the case may be.

3. PAYMENT OF ROYALTIES
     3.1 Royalty Fees for VSI/WSS License.
          (i) Initial Royalty. As partial consideration for the settlement of the New York and California Actions and the VSI/WSS License granted under this Agreement, and regardless of whether any additional payments are paid under Section 3.1 of this Agreement, VSI/WSS shall pay nine-million U.S. dollars ($9,000,000) to NetRatings (the “Initial Royalty”) as follows: (1) within five (5) business days from the date on which VSI/WSS executes this Agreement and receives a copy of this Agreement that has been fully executed by a duly authorized representative of NetRatings, VSI/WSS shall pay two-million U.S. dollars ($2,000,000) to NetRatings; and (2) commencing on March 31, 2008, and continuing thereafter on the last day of each calendar quarter through and including June 30, 2011, VSI/WSS shall pay five-hundred thousand U.S. dollars ($500,000) to NetRatings, for a total of seven-million U.S. dollars ($7,000,000) in quarterly payments. Notwithstanding the foregoing, in the event of a VSI/WSS Change of Control Event the final four quarterly payments provided for under Section 3.1(i)(2), totaling two-million U.S. dollars ($2,000,000), will be accelerated and will become immediately due and payable by VSI/WSS to NetRatings as of the effective date of the VSI/WSS Change of Control Event (the “Accelerated Initial Royalty”). VSI/WSS shall pay the Accelerated Initial Royalty within fifteen (15) business days of the VSI/WSS Change of Control Event and shall continue making the quarterly payments provided under Section 3.1(i)(2) until a total of seven-million U.S. dollars ($7,000,000) in such quarterly payments (including the Accelerated Initial Royalty) has been paid by VSI/WSS to NetRatings.
          (ii) Additional Royalty. As further consideration for the VSI/WSS License granted under this Agreement, and in addition to the other payments required pursuant to Section 3.1 of this Agreement, VSI/WSS will pay to NetRatings an additional royalty, in the aggregate amount of two-million two-hundred fifty-thousand U.S. dollars ($2,250,000) (the “Additional Royalty”), which Additional Royalty shall be required to be paid within fifteen (15) business days of the occurrence of a VSI/WSS Change of Control Event, provided that such Additional Royalty will only be payable in connection with the first VSI/WSS Change of Control Event to occur following the Effective Date.
          (iii) VSI/WSS Acquisition Royalties. As further consideration for the VSI/WSS License granted under this Agreement, and in addition to the other payments required pursuant to Section 3.1 of this Agreement, in the event that, during the Term, VSI/WSS (or a wholly owned subsidiary formed in connection with such acquisition transaction) acquires, whether by merger, asset purchase, consolidation, reorganization, or other similar transaction or series of transactions, (a) all or substantially all the technology, customers, or other assets of an entity, (b) fifty percent (50%) or more of the combined voting power of an entity’s then outstanding securities or (c) all or substantially all of the Web Analytics assets of an entity (in any case, the entity or assets so acquired being referred to herein as the “VSI/WSS Acquired Entity” and the transaction by which the entity or assets are so acquired being referred to herein as the “VSI/WSS Acquisition”), then, if VSI/WSS elects to have any of such VSI/WSS Acquired Entity’s products, services or technology considered Licensed VSI/WSS Products pursuant to Section 16.1 of this Agreement as of and from the date of any such transaction, then within thirty (30) business days following the closing date of any such transaction VSI/WSS will: (1) if the acquisition is of a VSI/WSS Acquired Entity listed in Schedule C to this Agreement, pay NetRatings an additional royalty of [ * ] percent [ * ] of the Revenues of such VSI/WSS Acquired Entity generated from Web Analytics products, services and technologies and recognized by such VSI/WSS Acquired Entity within the four most recently completed calendar quarters preceding the closing of such acquisition; or (2) if the acquisition is of a VSI/WSS Acquired Entity not listed in Schedule C, pay an additional royalty of [ * ] percent [ * ] of the Revenues of such VSI/WSS Acquired Entity generated from Web Analytics products, services and technologies and recognized by such VSI/WSS Acquired Entity within the four most recently completed calendar quarters preceding the closing of such acquisition (either of the foregoing royalties referred to as a “VSI/WSS Acquisition Royalty”). Upon payment of a VSI/WSS Acquisition Royalty by VSI/WSS (or if no VSI/WSS Acquisition Royalty need be paid by VSI/WSS as a result of the provisions of Section 3.1(iv)), NetRatings shall immediately provide a release (consistent with Section 7.1) of VSI/WSS and the VSI/WSS Acquired Entity for all actions, claims, demands, causes of action, charges, judgments, damages and attorneys fees from the beginning of time up to and including the date of any such transaction relating to the VSI/WSS Acquired Entity’s products, services, or technology; provided, however, that if the VSI/WSS Acquired Entity is an entity listed on Schedule C to this Agreement or is a party to litigation with NetRatings based on a claim of infringing any NetRatings Patent as of the date of the announcement of a transaction (any such entity, a “Designated Acquired Entity”), then, unless no Acquisition Release Royalty need be paid by VSI/WSS as a result of the provisions of Section 3.1(iv), the Acquisition Release Royalty set forth in Section 3.1(v) would be required to be paid to NetRatings in addition to the VSI/WSS Acquisition Royalty in order for VSI/WSS and such Designated Acquired Entity to receive any such release.
          (iv) For purposes of Section 3.1(iii), the “Revenues” of the products, services, or technology for any such VSI/WSS Acquired Entity (and any Designated Acquired Entity) shall be counted as defined in Section 1.9 of this Agreement, but shall be limited to Revenues generated from Web Analytics products, services or technologies. Notwithstanding the foregoing and Section 3.1(v) below, VSI/WSS need not pay the VSI/WSS Acquisition Royalties nor the Acquisition Release Royalties for any transaction (and VSI/WSS and the VSI/WSS Acquired Entity (including any Designated Acquired Entity) shall be deemed licensed and released pursuant to Sections 3.1(iii) and 3.1(v) as though such royalties had been paid), if and only if (1) VSI/WSS has paid (regardless of the type of consideration) less than [ * ] for such VSI/WSS Acquired Entity (including any Designated Acquired Entity) or the assets or securities thereof in a single transaction or in any series of related transactions, (2) the VSI/WSS Acquired Entity (including any Designated Acquired Entity) already has a license from NetRatings under the NetRatings Patents which covers the acquired technology, customers or other assets of the VSI/WSS Acquired Entity (including any Designed Acquired Entity); provided, however, that any payments due to NetRatings under a license agreement between NetRatings and the VSI/WSS Acquired Entity (including any Designated Acquired Entity) will still be due and payable in accordance with the terms of such license agreement, or (3) VSI/WSS’s royalty payment obligations have terminated prior to the closing date of such transaction pursuant to

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Section 3.2. For the avoidance of doubt, an acquisition by VSI/WSS under Section 3.1(iii) cannot also be deemed a VSI/WSS Change of Control Event.
          (v) Acquisition Release Royalties for Designated Acquired Entities. In the event that, during the Term, VSI/WSS acquires, whether by merger, asset purchase, consolidation, reorganization, or other similar transaction or series of related transactions, (a) all or substantially all of the technology, customers, or other assets of a Designated Acquired Entity, (b) fifty percent (50%) or more of the combined voting power of a Designated Acquired Entity’s then outstanding securities, or (c) all or substantially all of the Web Analytics products, services or technology of a Designated Acquired Entity, then, at VSI/WSS’s election, in exchange for a release (consistent with Section 7.1) of VSI/WSS and the Designated Acquired Entity by NetRatings for all actions, claims, demands, causes of action, charges, judgments, damages and attorneys fees relating to such Designated Acquired Entity’s products, services, or technology from the beginning of time up to and including the date of any such transaction, within thirty (30) business days following the closing date of any such transaction, VSI/WSS will pay NetRatings an additional royalty of [ * ] of the Revenues of such Designated Acquired Entity recognized by such Designated Acquired Entity within the four most recently completed calendar quarters preceding the closing of such acquisition for all Web Analytics products, services, or technology sold, leased, licensed or otherwise distributed by such Designated Acquired Entity during such period (the foregoing royalties referred to as an “Acquisition Release Royalty”). Upon payment of an Acquisition Release Royalty by VSI/WSS (or if no Acquisition Release Royalty need be paid by VSI/WSS as a result of the provisions of Section 3.1(iv)), NetRatings shall immediately provide such release to VSI/WSS and such Designated Acquired Entity.
     3.2 Termination of VSI/WSS Royalty Obligations. In the event that, and only in the event that, every claim of every one of the NetRatings Patents is determined to be invalid or unenforceable by a final, unappealable decision of a court having competent jurisdiction and authority to issue such a holding or by the Federal Circuit Court of Appeals, whichever is earlier, then the payment obligations set forth in Section 3.1 shall be terminated as of the date of such decision, and from that date forward, no further Initial Royalty (including any Accelerated Initial Royalty), Additional Royalty, VSI/WSS Acquisition Royalty or Acquisition Release Royalty payments will be due. The termination of the payments pursuant to this Section 3.2 shall not entitle VSI/WSS to a refund of any payments previously made.
     3.3 No Contest. VSI/WSS agrees not to contest the validity or enforceability of any of the NetRatings Patents or in any way assist any other entity in contesting the validity or enforceability of any of the NetRatings Patents, except that VSI/WSS may contest or assist in contesting the validity and enforceability of any NetRatings Patent asserted against VSI/WSS or any Affiliate of VSI/WSS unless such Affiliate was a party to litigation with NetRatings with respect to the NetRatings Patents (or any license agreement related thereto) at the time of becoming an Affiliate of VSI/WSS. VSI/WSS further agrees that the termination of any of the

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

royalty payments pursuant to Section 3.2 above shall not be effective in the event of a breach of VSI/WSS’s agreement not to so contest or assist in contesting the validity or enforceability of any of the NetRatings Patents. NetRatings agrees not to contest the validity or enforceability of any of the VSI/WSS Patents or in any way assist any other entity in contesting the validity or enforceability of any of the VSI/WSS Patents, except that NetRatings may contest or assist in contesting the validity and enforceability of any VSI/WSS Patent asserted against NetRatings or any Affiliate of NetRatings unless such Affiliate was a party to litigation with VSI/WSS with respect to the VSI/WSS Patents (or any license agreement related thereto) at the time of becoming an Affiliate of NetRatings.
     3.4 Method of Payment. Unless otherwise specified in writing by NetRatings, all payments to be made by VSI/WSS under this Agreement shall be made by wire transfer of funds to the account of NetRatings as set forth in Exhibit C hereto.
     3.5 Interest on Late Payments. Late payments shall incur interest from the date which is one week following the date such payments were originally due at the prime interest rate, as reported by the Wall Street Journal, plus one percent (1%) per month from the date such payments were originally due hereunder or the highest rate allowable under applicable law (whichever is less).
     3.6 Royalty Statements. Within thirty (30) business days of any VSI/WSS Acquisition as to which payment is being made under Section 3.1(iii) of this Agreement, VSI/WSS shall provide NetRatings with a written statement of the Revenues of the VSI/WSS Acquired Entity recognized by such VSI/WSS Acquired Entity within the four most recently completed calendar quarters preceding the closing of the acquisition. Such royalty statements shall be certified as accurate by a duly authorized officer of VSI/WSS. The receipt or acceptance by NetRatings of any royalty statement or payment shall not prevent NetRatings from subsequently challenging the validity or accuracy of such statement or payment.
4. RECORD INSPECTION AND AUDIT
     NetRatings’ Right To Inspect and Audit. Within ninety (90) days of the effective date of an acquisition under Section 3.1(iii), NetRatings shall have the right, upon reasonable notice to VSI/WSS, up to one (1) time with respect to any acquisition and to be conducted within three (3) months from the date of receipt of notice regarding such acquisition, to audit VSI/WSS’s books and records relevant to the Revenues of any VSI/WSS Acquired Entity for which VSI/WSS Acquisition Royalties may be due pursuant to Section 3.1(iii). Any audit described herein will be performed by an independent accounting firm that is mutually agreed upon by NetRatings and VSI/WSS, provided that such accounting firm agrees in writing to maintain the confidentiality of such books and records. The cost of the independent accounting firm retained to conduct any audit as described herein shall be borne by NetRatings, unless a deficiency of ten percent (10%) or more is found during the audit, in which case said cost of the independent accounting firm for said audit shall be borne by VSI/WSS.

5. REPRESENTATIONS AND WARRANTIES
     5.1 Representations and Warranties of the Parties. Each party represents and warrants to the other that it has the right and power to enter into this Agreement. NetRatings represents and warrants that it and/or its wholly owned subsidiaries are the sole owner or joint owner of all right, title, and interest in and to the NetRatings Patents, and that NetRatings has the power to grant the VSI/WSS License granted herein. VSI/WSS represents and warrants that it and/or its wholly owned subsidiaries are the sole owner of all right, title, and interest in and to the VSI/WSS Patents, and that VSI/WSS has the power to grant the NetRatings License granted herein. Each party acknowledges that the representations and warranties made by the other party herein constitute a material part of the consideration inducing each party to enter into this Agreement.
     5.2 Representations and Warranties of VSI/WSS.
          (i) VSI/WSS acknowledges that the Licensed VSI/WSS Products commercially released as of the Effective Date are as identified in Schedule A attached hereto and that the Licensed VSI/WSS Products (including those identified in Schedule A) are and will be subject to the terms and conditions of this Agreement and not to the terms and conditions of the Virginia Action Agreement.
          (ii) VSI/WSS acknowledges that any VSI/WSS products, technology or services that are manufactured, made or developed by or for VSI/WSS after the Effective Date that utilize, incorporate, or obtain technology from any products, technology or services that are subject to the Virginia Action Agreement (“Merged VSI/WSS Products”), are and will be subject to the terms and conditions of this Agreement and not to the terms and conditions of the Virginia Action Agreement.
     5.3 Limitations on Warranties. Nothing in this Agreement shall be construed as: (i) representing the scope of any claims of the NetRatings Patents or the VSI/WSS Patents; or (ii) representing that the sale or use of products or services encompassed by one or more of the claims set forth in the NetRatings Patents or the VSI/WSS Patents will be free of infringement of any third party’s intellectual property rights.
     5.4 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 5, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
6. LIMITATIONS OF LIABILITY
     EXCEPT WITH RESPECT TO CLAIMS RELATED TO EACH PARTY’S NON-DISCLOSURE OBLIGATIONS UNDER SECTION 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS, EXEMPLARY OR SPECIAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. IN ALL EVENTS, EACH PARTY’S

TOTAL LIABILITY IN THE AGGREGATE UNDER THIS AGREEMENT (EXCEPT WITH RESPECT TO VSI/WSS’S ROYALTY OBLIGATIONS AND WITH RESPECT TO CLAIMS RELATED TO EACH PARTY’S NON-DISCLOSURE OBLIGATIONS UNDER SECTION 11) IS LIMITED TO AND SHALL NOT EXCEED FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000), PLUS ANY REASONABLE ATTORNEYS’ FEES AND INTEREST WHICH MAY BE DUE UNDER THIS AGREEMENT OR UNDER LAW. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 6 SHALL BE CONSTRUED TO LIMIT THE LIABILITY OF VSI/WSS RESULTING FROM THE MANUFACTURE, SALE OR USE OF ANY PRODUCTS OR SERVICES BY VSI/WSS OUTSIDE OF THE SCOPE OF THE VSI/WSS LICENSE GRANTED HEREUNDER.
7. RELEASES
     7.1 Release of VSI/WSS. NetRatings and its subsidiaries, officers, directors and employees hereby irrevocably release and discharge VSI/WSS and its subsidiaries, officers, directors, stockholders and employees from any actions, demands, claims, causes of action, charges, judgments, damages and attorneys fees, including all claims asserted in the Current Actions, or in connection with the NetRatings Patents, whether known or unknown, suspected or unsuspected, in law or in equity, arising from or in connection with the manufacture (including practicing methods, processes and procedures), use, lease, license, sale, offer for sale, marketing, distribution, exportation or importation of the Licensed VSI/WSS Products from the beginning of time up to and including the Effective Date of this Agreement. Nothing in this Section 7.1 is intended by NetRatings to release VSI/WSS from any of its obligations under this Agreement or from any liability of VSI/WSS or any other person for actions occurring after the Effective Date. For the avoidance of doubt, nothing in this Section 7.1 is intended to release VSTLLC from any of its obligations under the Virginia Action Agreement, whether for actions occurring before or after the Effective Date of this Agreement.
     7.2 Release of NetRatings. VSI/WSS and its subsidiaries, officers, directors, and employees hereby irrevocably release and discharge NetRatings and its subsidiaries, officers, directors, stockholders and employees from any actions, demands, claims, causes of action, charges, judgments, damages and attorneys fees, including all claims asserted in the Current Actions, or in connection with the VSI/WSS Patents, whether known or unknown, suspected or unsuspected, in law or in equity, arising from or in connection with the manufacture (including practicing methods, processes and procedures), use, lease, license, sale, offer for sale, marketing, distribution, exportation or importation of the NetRatings Licensed Products from the beginning of time up to and including the Effective Date of this Agreement. Nothing in this Section 7.2 is intended by VSI/WSS to release NetRatings from any of its obligations under this Agreement or from any liability of NetRatings or any other person for actions occurring after the Effective Date. For the avoidance of doubt, nothing in this Section 7.2 is intended to release NetRatings from any of its obligations under the Virginia Action Agreement, whether for actions occurring before or after the Effective Date of this Agreement.
8. COVENANTS NOT TO SUE
     8.1 NetRatings Covenant. Subject to Section 8.3, NetRatings hereby covenants and agrees that it will not bring suit for infringement of the NetRatings Additional Patents against

VSI/WSS. The provisions of this paragraph shall constitute a waiver, release and/or discharge from any infringement occurring or any damages for patent infringement accruing either prior to or after the Effective Date with respect to the NetRatings Additional Patents. NetRatings agrees that it shall not grant to any other party, by patent assignment or otherwise, the right to enforce any of the NetRatings Additional Patents against VSI/WSS or against any permitted transferee of this Covenant, and that any transfer of the NetRatings Additional Patents to another party, by patent assignment or otherwise, shall be made subject to the covenant, waiver, release and/or discharge set forth in this Section 8.1.
     8.2 VSI/WSS Covenant. Subject to Section 8.4, VSI/WSS hereby covenants and agrees that it will not bring suit for infringement of the VSI/WSS Additional Patents against NetRatings. The provisions of this paragraph shall constitute a waiver, release and/or discharge from any infringement occurring or any damages for patent infringement accruing either prior to or after the Effective Date with respect to the VSI/WSS Additional Patents. VSI/WSS agrees that it shall not grant to any other party, by patent assignment or otherwise, the right to enforce any of the VSI/WSS Additional Patents against NetRatings or against any permitted transferee of this Covenant, and that any transfer of the VSI/WSS Additional Patents to another party, by patent assignment or otherwise, shall be made subject to the covenant, waiver, release and/or discharge set forth in this Section 8.2.
     8.3 Transfer of Covenants Upon VSI/WSS Change of Control. If a VSI/WSS Change of Control Event occurs, and VSI/WSS elects to assign this Agreement to a VSI/WSS Purchaser, then the covenant granted to VSI/WSS pursuant to Section 8.1 shall be transferred to the VSI/WSS Purchaser, but such covenant shall only extend thereafter to VSI/WSS’s products, services, and technology commercially released as of the date of such VSI/WSS Change of Control Event and any and all VSI/WSS Original and Future Versions (as defined in Section 15.1(i) of this Agreement) of such products, services and technology. The covenant granted to NetRatings in Section 8.2 shall remain in full force and effect following a VSI/WSS Change of Control Event.
     8.4 Transfer of Covenants Upon NetRatings Change of Control. If a NetRatings Change of Control Event occurs, and NetRatings elects to assign this Agreement to the NetRatings Purchaser, then the covenant granted to NetRatings pursuant to Section 8.2 shall be transferred to the NetRatings Purchaser, but such covenant shall only extend thereafter to NetRatings’ products, services, and technology commercially released as of the date of such NetRatings Change of Control Event and any and all NetRatings Original and Future Versions (as defined in Section 15.3 of this Agreement) of such products, services and technology. The covenant granted to VSI/WSS in Section 8.1 shall remain in full force and effect following a NetRatings Change of Control Event.
9. DISMISSAL OF THE CURRENT ACTIONS
     Promptly upon execution of this Agreement by the Parties and in any event within five (5) business days thereof, the Parties shall cause their respective legal counsel to execute a Stipulation of Dismissal With Prejudice under Rule 41 of the Federal Rules of Civil Procedure for each of the New York Action and the California Action, dismissing each such Action with prejudice. Each of NetRatings and VSI/WSS will bear its own litigation costs and fees. The Stipulations of Dismissal will be in the form attached hereto as Exhibits A and B.
10. TERMINATION
     If any Party breaches any material term or condition of this Agreement and fails to cure such breach within sixty (60) days after receiving written notice of the breach (the “Cure Period”), the non-breaching Party may terminate this Agreement on written notice at any time following the end of the Cure Period. VSI/WSS’s failure to timely make a payment required under Section 3.1(i) or 3.1(ii) of this Agreement shall constitute a material breach by VSI/WSS of the Agreement, except that VSI/WSS shall have thirty (30) days to cure such breach following receipt of written notice thereof from NetRatings. VSI/WSS’s failure to timely make a payment required under Sections 3.1(iii) or 3.1(v) of this Agreement shall constitute a material breach by VSI/WSS of the Agreement, except that VSI/WSS shall have sixty (60) days to cure such breach following receipt of written notice thereof from NetRatings. If VSI/WSS commits a material breach of the VSI/WSS License granted in Section 2.1 or fails to make any payment required in Section 3.1 of this Agreement and fails to cure such breach within the applicable cure period, or if VSI/WSS fails to cure a material breach of Section 2.3 within the Cure Period, then the VSI/WSS License will be terminated and the following payments set forth in Section 3.1 will be accelerated and deemed immediately due and payable as of the date of such termination: (1) the Initial Royalty; (2) the Additional Royalty; and (3) the VSI/WSS Acquisition Royalties, but only to the extent that the triggering conditions set forth in Section 3.1(iii) have occurred prior to said breach.
11. CONFIDENTIALITY
     11.1 Definition of Confidential Information. “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any Party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary.” If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within thirty (30) calendar days of such disclosure.
     11.2 Exceptions To Confidentiality. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement or violation of a court order; (ii) is or becomes publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiaries without use of the Confidential Information of the disclosing party; or (v) is approved for release upon a prior written consent of the disclosing party.
     11.3 Confidentiality Obligations. The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the Term of this Agreement and for a period of [ * ] thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees and other representatives. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.
     11.4 Return of Confidential Information. Upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof.
     11.5 Disclosure. Neither party shall disclose this Agreement or any of the terms hereof to any third party without the prior written consent of the other party. This Agreement and its terms shall be held in strict confidence by each party and shall constitute Confidential Information. [ * ] Further, based upon consultation with inside or outside legal counsel, either party may disclose information concerning this Agreement as required by the rules, orders, regulations, discovery requirements, subpoenas or directives of a court, government or governmental agency (including without limitation the SEC). In the event either party determines that this Agreement, or portions thereof, is required to be filed with the SEC, it will seek confidential treatment of the Agreement or such portions thereof as and to the extent permitted by the rules, regulations and published guidance of the SEC. Notwithstanding anything to the contrary, the Parties may publicly disclose (including to customers or users of the Licensed VSI/WSS Products or the Licensed NetRatings Products, and to VSI/WSS Providers or NetRatings Providers) that the Actions have been settled and that use of the Licensed VSI/WSS Products and the NetRatings Products, in accordance with the terms of this Agreement, is a licensed use. On or shortly after the Effective Date, VSI/WSS and NetRatings may each issue a single respective press release concerning the Agreement, which press releases will be approved of by the parties prior to release of same, which approval shall not be unreasonably withheld. The press release of VSI/WSS will be substantially in the form shown in Exhibit D attached hereto, which NetRatings acknowledges has been approved. Except as otherwise required by applicable law, no other public announcements or press releases may be made by either party concerning the Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld.

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

12. NOTICES
     Any notice required to be given under this Agreement shall be in writing and delivered personally to the other Party at the above-stated address or mailed by certified, registered or express mail, return receipt requested, or by Federal Express, attention CEO or General Counsel. In the case of NetRatings, a copy of any such notice shall be sent by Federal Express to Seth H. Ostrow, Esq., Dreier LLP, 499 Park Avenue, New York, NY 10022. In the case of VSI/WSS, a copy of any such notice shall be sent by Federal Express to the attention of James S. Blank, Esq., Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022.
13 CHOICE OF LAW/JURISDICTION
     This Agreement shall be governed in accordance with the laws of the State of New York. All disputes under this Agreement shall be resolved by litigation in the appropriate federal or state courts located in the State of New York, County of New York, and the Parties consent to the exclusive jurisdiction of such courts for all such disputes, agree to accept service of process by mail for all such disputes, and hereby waive any jurisdictional or venue defenses otherwise available to them in connection with such courts for all such disputes.
14. ATTORNEYS’ FEES
     In any litigation arising out of this Agreement, the prevailing party shall be entitled to payment of its reasonable attorneys’ fees and costs by the other party.
15. CHANGE OF CONTROL EVENT AND ASSIGNABILITY
     15.1 VSI/WSS Change of Control Event. In the event of any VSI/WSS Change of Control Event, the VSI/WSS Additional Royalty required pursuant to Section 3.1(ii) and the Accelerated Initial Royalty required pursuant to Section 3.1(i) shall be immediately due and payable and shall be paid to NetRatings within fifteen (15) business days of the effective date of the VSI/WSS Change of Control Event. In addition to the foregoing, in the event of a VSI/WSS Change of Control Event, provided that all royalty payments due prior to the effective date of the VSI/WSS Change of Control Event have been paid in accordance with Section 3 and this Section 15, and provided that VSI/WSS is in all material respects in compliance with the Agreement, then, this Agreement, including the VSI/WSS License, shall continue in full force and effect, and, at the sole discretion of VSI/WSS, the Agreement, including the VSI/WSS License, may be assigned by VSI/WSS to the VSI/WSS Purchaser, subject in each case (whether or not so assigned) to the following limitations:
          (i) the VSI/WSS License and any sublicenses granted under this Agreement shall be limited, subject to the restrictions in Section 15.1(ii), to (1) the Licensed VSI/WSS Products commercially released as of the effective date of the VSI/WSS Change of Control Event (“VSI/WSS Original Versions”); (2) the VSI/WSS products, or elements thereof, which VSI/WSS can show were under development as of the effective date of the VSI/WSS Change of Control Event, if such VSI/WSS products are released as standard products within twelve (12) months of the effective date of the VSI/WSS Change of Control Event; (3) future versions of the VSI/WSS Original Versions which contain patches to, bug fixes of, enhancements to, modifications of, improvements to, or updates or upgrades of the VSI/WSS Original Versions, except for any new feature or functionality added to VSI/WSS Original Versions which new feature or functionality in and of itself infringes a NetRatings Patent that did not already cover the VSI/WSS Original Versions; and (4) future versions of the VSI/WSS Original Versions which supersede any Licensed VSI/WSS Product or a Section 15.1(i)(2) or Section 15.1(i)(3) product (e.g., new x.0 release), as evidenced by the cessation of the distribution or use of the VSI/WSS Original Version of such Licensed VSI/WSS Product or Section 15.1(i)(2) or Section 15.1(i)(3) product, or the use thereof to provide services to VSI/WSS Customers, within three (3) months of the commercial release of the future version (collectively, “VSI/WSS Original and Future Versions”);
          (ii) following any VSI/WSS Change of Control Event, the VSI/WSS License and any sublicenses granted under this Agreement shall not permit combining, merging, bundling or incorporating the Licensed VSI/WSS Products, or any portion thereof, with any of the VSI/WSS Purchaser’s Web Analytics products, services or technology not otherwise licensed pursuant to a separate NetRatings patent license agreement between the VSI/WSS Purchaser and NetRatings, except if the VSI/WSS Purchaser’s unlicensed Web Analytics products, services or technology represent less than forty percent (40%) of the source code of the combined, merged or bundled Web Analytics product, service or technology (for the avoidance of doubt, if VSI/WSS or the VSI/WSS Purchaser, as applicable, is combining, merging, bundling or incorporating a product, service or technology other than a Web Analytics product, service or technology with a Licensed VSI/WSS Product, then for purposes of this calculation the Licensed VSI/WSS Product shall constitute 100% of the source code of the combined, merged or bundled Web Analytics product, service or technology). Except as set forth in the immediately preceding sentence, in the event that any unlicensed Web Analytics products, services or technology developed, created or offered by the VSI/WSS Purchaser (other than the products, services or technology which the VSI/WSS Purchaser acquired from VSI/WSS as a result of the VSI/WSS Change of Control Event), or any portion of such unlicensed Web Analytics products, services or technology, is bundled with, combined with, merged with or incorporated into any of the Licensed VSI/WSS Products (“Altered VSI/WSS Products”), then any such Altered VSI/WSS Products will not be deemed to be Licensed VSI/WSS Products under this Agreement and the VSI/WSS License and any sublicenses granted hereunder will not apply to such Altered VSI/WSS Products;
          (iii) nothing in this Section 15.1 shall preclude VSI/WSS or a VSI/WSS Purchaser from combining, merging, bundling or incorporating any unlicensed product, service or technology into or with a Licensed VSI/WSS Product (or any portion thereof) if such unlicensed product, service or technology does not, by itself, infringe any claim of any NetRatings Patent, and the license granted in this Agreement shall continue to extend to such Licensed VSI/WSS Product notwithstanding any such combining, merging, bundling or incorporating; and
          (iv) VSI/WSS shall provide written notice of its intent to assign this Agreement to a VSI/WSS Purchaser upon or following a VSI/WSS Change of Control Event prior to or concurrently with the effective date of the assignment.
     15.2 VSI/WSS Assignment. Other than as specifically provided in Section 15.1 or 15.2 herein, VSI/WSS shall not assign (in whole or in part) this Agreement or its rights and obligations hereunder, including without limitation the VSI/WSS License, to any third party (other than to an Affiliate) without the prior express written approval of NetRatings; provided that VSI/WSS may assign this Agreement to an Affiliate without any such approval. Any assignment of this Agreement, except as permitted under Section 15.1 or 15.2, shall constitute a material breach of this Agreement. The provisions of the Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and assigns, but only to the extent permitted under this Section 15. For avoidance of doubt, in connection with each successive assignment permitted under this Section 15, the assignee of this Agreement, including without limitation the VSI/WSS License, shall enjoy all the rights and benefits of, and shall be subject to all of the obligations of, VSI/WSS under this Agreement, and all references to VSI/WSS in this Agreement shall be deemed to refer to such assignee from and after each such assignment.
     15.3 NetRatings Assignment. This Agreement and the NetRatings License granted to NetRatings pursuant to Section 2.2 of this Agreement shall be assignable and transferable to any acquirer of NetRatings or to The Nielsen Company or any of its subsidiaries. If NetRatings elects to so assign or transfer this Agreement, then the NetRatings License shall be limited to: (1) the Licensed NetRatings Products commercially released as of the effective date of the assignment or transfer (“NetRatings Original Versions”); (2) the NetRatings products, or elements thereof, which NetRatings can show were under development as of the effective date of the assignment or transfer, if such NetRatings products are released as standard products within twelve (12) months of the effective date of the assignment or transfer; (3) future versions of the NetRatings Original Versions which contain patches to, bug fixes of, enhancements to, modifications of, improvements to, or updates or upgrades of the NetRatings Original Versions, except for any new feature or functionality added to NetRatings Original Versions which new feature or functionality in and of itself infringes a VSI/WSS Patent that did not already cover the NetRatings Original Versions; and (4) future versions of the NetRatings Original Versions which completely replace any Licensed NetRatings Product or Section 15.3(2) or Section 15.3(3) product (e.g., new x.0 release), as evidenced by the cessation of the distribution or use of the Licensed NetRatings Product or Section 15.3(2) or Section 15.3(3) product or the use thereof to provide services to NetRatings Customers within three (3) months of the commercial release of the future version (collectively, “NetRatings Original and Future Versions”).
16. VSI/WSS ACQUISITIONS
     16.1 Licensed VSI/WSS Products. In the event VSI/WSS acquires a VSI/WSS Acquired Entity or the products, services, technology, customers, or other assets thereof pursuant to Section 3.1(iii), then the VSI/WSS Acquired Entity’s Web Analytics products, services, and technology will be considered Licensed VSI/WSS Products under this Agreement as of the effective date of the acquisition if and only if, within thirty (30) business days after the effective date of such acquisition, VSI/WSS pays NetRatings the VSI/WSS Acquisition Royalties, if any, contemplated by Section 3.1(iii) and provides the royalty statement regarding such VSI/WSS Acquired Entity required under Section 3.6. If VSI/WSS does not timely pay NetRatings the required VSI/WSS Acquisition Royalties, if any, and timely provide the Section 3.6 royalty statement, then the VSI/WSS License granted in this Agreement shall not extend to any products, services, or technology developed, created or offered by the VSI/WSS Acquired Entity, including to the extent any products, services or technology developed, created or offered by the

VSI/WSS Acquired Entity are incorporated into any of the Licensed VSI/WSS Products, until such time as such required VSI/WSS Acquisition Royalties, if any, are paid, and such Section 3.6 royalty statements are provided, to NetRatings. Nothing in this Section 16 or otherwise shall preclude VSI/WSS from combining, merging, bundling or incorporating any unlicensed product, service or technology into or with a Licensed VSI/WSS Product (or any portion thereof) if such unlicensed product, service or technology does not, by itself, infringe any claim of any NetRatings Patent, and the license granted in this Agreement shall continue to extend to such Licensed VSI/WSS Product notwithstanding any such combining, merging, bundling or incorporating.
     16.2 For the avoidance of doubt, in the event VSI/WSS acquires a VSI/WSS Acquired Entity or the products, services, technology, customers or other assets thereof pursuant to Section 3.1(iii), and VSI/WSS is not obligated to pay the VSI/WSS Acquisition Royalties for one or more of the reasons set forth in Section 3.1(iii) or (iv), then the VSI/WSS Acquired Entity’s Web Analytics products, services or technology will be considered Licensed VSI/WSS Products under this Agreement as of the effective date of the acquisition.
     16.3 VSI/WSS’s election not to obtain a license and/or release for an acquisition pursuant to Section 3.1(iii) or (v) by paying the VSI/WSS Acquisition Royalty and/or Acquisition Release Royalty and subsequent use or sale of unlicensed products shall not be deemed a breach of this Agreement.
17. WAIVER
     No waiver by either Party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.
18. SEVERABILITY
     If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.
19. COUNTERPARTS
     This Agreement may be executed by the Parties in counterparts, which, when assembled, shall be considered a fully executed original of this Agreement.
20. SURVIVAL
     The following provisions shall survive the termination or expiration of this Agreement: Sections 6, 7, 8, 9, 10 and 11.

21. NO ADMISSION
     This Agreement represents a resolution of disputed issues and claims between the Parties. Nothing contained herein is, or is to be construed as, an admission or evidence of liability on the part of either Party.
22. ENTIRE AGREEMENT; AMENDMENT
     This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their agreement. For the avoidance of doubt, the Virginia Action Agreement shall remain in full force and effect; provided, however, that in the event of any conflict between this Agreement and the Virginia Action Agreement, this Agreement shall control. Each of VSI/WSS and NetRatings acknowledges and agrees that such party is not currently aware of any such conflict. Notwithstanding and without limitation of the foregoing, nothing in this Agreement is intended nor shall be deemed to void the payment obligations of VSTLLC to NetRatings under Section 3.1(i) and 3.1(ii) of the Virginia Action Agreement. All negotiations and representations made prior to the execution of this Agreement shall be deemed to have been integrated into the terms and conditions of this Agreement. This Agreement shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement.
23. VSI/WSS FAVORABLE TREATMENT
     In addition to, and without limitation of, other consideration exchanged in this Agreement, NetRatings has entered into this Agreement on the terms and conditions set forth herein in consideration of the representations and warranties made by VSI/WSS to NetRatings, including with respect to all financial information provided by VSI/WSS to NetRatings concerning VSI/WSS’ financial condition, the NetRatings License, resolution of the California Action and other strategic and business reasons.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused this Agreement to be executed by their respective duly authorized representative identified below.

NETRATINGS, INC.		VISUAL SCIENCES, INC.
(f/k/a WEBSIDESTORY, INC.)

BY:	/s/ Peter Piazza	BY:	/s/ Dru Greenhalgh

PRINT NAME: Peter Piazza		PRINT NAME: Dru Greenhalgh

TITLE: VP, Legal		TITLE: General Counsel, Corporate Secretary
NETRATINGS AND VISUAL SCIENCES, INC. (F/K/A WEBSIDESTORY)
SETTLEMENT AND PATENT LICENSE AGREEMENT

APPENDIX

SCHEDULE A:	LICENSED VSI/WSS PRODUCTS

SCHEDUlE B:	LICENSED NETRATINGS PRODUCTS

SCHEDULE C:	LIST OF COMPANIES

EXHIBIT A:	STIPULATION OF DISMISSAL WITH PREJUDICE — NEW YORK ACTION

EXHIBIT B:	STIPULATION OF DISMISSAL WITH PREJUDICE — CALIFORNIA ACTION

EXHIBIT C:	WIRE TRANSFER INFORMATION FOR NETRATINGS

EXHIBIT D:	PRESS RELEASE

ATTACHMENT 1:	VIRGINIA ACTIONAGREEMENT

SCHEDULE A
LICENSED VSI/WSS PRODUCTS
The following products, services, technologies, plus all components subsumed within or used with each of the following, all data collected by each of the following and all products, services or technology using such data, as well as all components of the system architecture owned, operated or maintained by or on behalf of VSI/WSS, currently or previously developed, which may or may not have been commercially released, including without limitation:
HBX Analytics (including Commerce)
HitBox Professional
Visual Sciences Guided Search
Visual Sciences Search
Visual Sciences Publish
Visual Sciences Bid
StatMarket
Active Insights
Visual Sciences Visual Learning (Education Services)
Visual Sciences Best Practices
Visual Sciences Optimization Consulting
Atomz Search
HBX Report Builder
HBX Active Segmentation
Stream Integration Platform/HBX Analytics APIs
Stream Campaign API
Stream Reporting API
Stream Visitor Profile API
Stream Data Feed
HBX Data Feeds
HBX Active Dashboard
Active Alerts
Active Console
Active Browsing (Search)
Active Navigation (Search)
Active Ranking (Search)
Active Promotion (Search)
Stream SEO Sitemap Data Feed (Search)
Stream Shopping Engine Data Feed (Search)
Connect

SCHEDULE B
LICENSED NETRATINGS PRODUCTS
The following products, services, technologies, plus all components subsumed within or used with each of the following,all data collected by each of the following and all products, services or technology using such data, as well as all components of the system architecture owned, operated or maintained by or on behalf of NetRatings, currently or previously developed, which may or may not have been commercially released, including without limitation:
VideoCensus
NetView
AdRelevance
@Plan
MegaPanel
MegaView Financial
MegaView Search
MegaView Online Retail
MegaView Travel
MegaView Local
SiteCensus
MarketIntelligence
AdIntelligence
MarketCensus
NetEffect
WebIntercept
WebRF
LemonAd
Customer Intelligence
AdEffectiveness
HomeScan Online
MarketView
Custom Reporting and Analytics
Custom Research and Analytics
SiteCensus Streaming
SiteCensus Link Overlay
MegaMatch
SiteCensus Wireless/Mobile
Fusion
PoliticalView
Post Analysis Reporting
TAM (Total Audience Measurement)
Mobile Internet Report
Insight
Online Observer
BannerTrack

CacheTrack
CommerceTrack
BrandPulse
BlogPulse
NetView Plus
NetMeter
NetSight
MegaSight
Insight
NetSite
NetLight/NetLite
NetView Web Interface
NetView Report Manager
AdContact Prospecting Tool
AdAcross
Analytical Services
Product Targeting Report
SiteCensus Reporting Interface
Vertical MI Reporting Interface
Customer Intelligence Reporting Interface
AdRelevance Report Builder
AdRelevance Report Manager
AdRelevance Report Viewer
Customer Analysis Platform
Custom Aggregation Tool
Custom Targeting Tool

SCHEDULE C
LIST OF COMPANIES
[ * ]

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
STIPULATION OF DISMISSAL
WITH PREJUDICE — NEW YORK ACTION
UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

NETRATINGS, INC.,			Civil Action No. 06-cv-878 (LTS) (AJP)
Plaintiff,
	vs.		STIPULATION AND ORDER OF DISMISSAL WITH PREJUDICE
WEBSIDESTORY, INC.,
Defendant.
     Plaintiff NetRatings, Inc. (“NetRatings”), by its counsel Dreier LLP, and Defendant WebSideStory, Inc. (“WebSideStory”), by its counsel Latham & Watkins LLP, hereby stipulate that they have reached a confidential settlement of the dispute that is the subject matter of the above-referenced action (the “Action”). Based upon such settlement, and upon the consent and approval of NetRatings and WebSideStory as indicated herein, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
     1. The Action, including, without limitation, all claims and counterclaims asserted in the Action, is hereby dismissed with prejudice as to all parties pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure.
     2. Each party shall bear its own costs and attorneys fees.

AGREED TO AND ACCEPTED:

Date:	Date:

Counsel for NetRatings, Inc.	Counsel for WebSideStory, Inc.

DREIER LLP	LATHAM & WATKINS LLP

By:		By:

	Seth H. Ostrow Arianna Frankl Karine Louis		James S. Blank

499 Park Avenue	885 Third Avenue
New York, New York 10022	Suite 1000
Telephone: (212) 328-6100	New York, NY 10022
Facsimile: (212) 328-6101	Telephone: (212) 906-1200 Facsimile: (212) 751-4864

SO ORDERED:

Date

HON. LAURA TAYLOR SWAIN
UNITED STATES DISTRICT JUDGE

EXHIBIT B
STIPULATION OF DISMISSAL
WITH PREJUDICE — CALIFORNIA ACTION
UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF CALIFORNIA

WEBSIDESTORY, INC.,			Civil Action No. 06-cv-0408 WQH (AJB)
Plaintiff,
STIPULATION AND ORDER OF
	vs.		DISMISSAL WITH PREJUDICE
NETRATINGS, INC.,
Defendant.
     Plaintiff WebSideStory, Inc. (“WebSideStory”), by its counsel Latham & Watkins LLP, and Defendant NetRatings, Inc. (“NetRatings”), by its counsel Dreier, LLP, hereby stipulate that they have reached a confidential settlement of the dispute that is the subject matter of the above-referenced action (the “Action”). Based upon such settlement, and upon the consent and approval of WebSideStory and NetRatings as indicated herein, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
     1. The Action, including, without limitation, all claims and counterclaims asserted in the Action, is hereby dismissed with prejudice as to all parties pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure.
     2. Each party shall bear its own costs and attorneys fees.

AGREED TO AND ACCEPTED:

Date:	Date:

Counsel for WebSideStory, Inc.	Counsel for NetRatings, Inc.

LATHAM & WATKINS LLP	DREIER LLP

By:		By:

	Stephen P. Swinton		Seth H. Ostrow
Arianna Frankl
Karine Louis

12636 High Bluff Drive	499 Park Avenue
San Diego, CA 92130	New York, New York 10022
Telephone: (858) 523-5400	Telephone: (212) 328-6100
Facsimile: (858) 523-5450	Facsimile: (212) 328-6101

SO ORDERED:

Date:
HON. ANTHONY J. BATTAGLIA
UNITED STATES DISTRICT JUDGE

EXHIBIT C
WIRE TRANSFER INFORMATION FOR NETRATINGS, INC.
[ * ]

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
PRESS RELEASE

FOR IMMEDIATE RELEASE
Karen Haus-Moran, Carolyn Bass
Market Street Partners for Visual Sciences, Inc.
Karen@marketstreetpartners.com
Carolyn@marketstreetpartners.com
+1.415.445.3240
Visual Sciences Announces Settlement and Patent
License Agreement with NetRatings
San Diego – August 20, 2007 – Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) (NASDAQ: VSCN), a leading provider of real-time analytics applications, today announced that it has settled the patent litigation between the company and NetRatings, Inc.
Under the terms of a settlement and patent license agreement, the company and NetRatings have agreed to dismiss the pending lawsuits the parties filed against each other in February 2006 and have exchanged non-exclusive worldwide licenses to certain patent and patent applications owned by the other party. Visual Sciences has also agreed to pay NetRatings $9.0 million, of which $2.0 million is due upon execution of the settlement and patent license agreement with the remaining $7.0 million payable in quarterly installments of $500,000 commencing on March 31, 2008. In addition, in connection with a change in control of Visual Sciences an additional payment of $2.25 million would be payable to NetRatings and $2.0 million of the $7.0 million in ongoing payments would be accelerated.
“We are pleased that we have put the litigation with NetRatings behind us so we can focus our energy and attention on delivering valuable real-time analytics solutions to our clients,” said Jim MacIntyre, chief executive officer of Visual Sciences. “We believe the settlement provides benefits to all areas of our company: our clients can continue to make strategic commitments to our web analytics solutions confident that their interests have been protected; our shareholders can move forward with their investments in the company without the uncertainty engendered by the litigation; and our management team can concentrate on executing the company’s plan without the distractions caused by the litigation.”
About Visual Sciences
Founded in 1996, Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) (NASDAQ: VSCN) is a leading provider of real-time analytics applications. The company’s analytics applications, based on its patent pending on-demand service and software platform, enable fast and detailed analytics on large volumes of streaming and stored data. More than 1,590 enterprises worldwide rely on the answers delivered by these applications to provide them with actionable intelligence to optimize their business operations. The company provides real-time analytics applications for Web sites, contact centers, retail points-of-sale, messaging systems and the intelligence community. Visual Sciences flexible technology platform, Visual Sciences

Technology Platform 5™, allows the company to rapidly introduce tailored solutions to meet its clients’ needs. Visual Sciences is headquartered in San Diego, Calif., and has East Coast offices in Herndon, Virginia and European headquarters in Amsterdam, The Netherlands. For more information, contact Visual Sciences. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.visualsciences.com. Visual Sciences is a registered trademark of Visual Sciences, Inc.
Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by Visual Sciences that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Visual Sciences’ business, including, without limitation: Visual Sciences’ reliance on its Web analytics services for the majority of its revenue; potential impacts on our business, results of operations and common stock price resulting from the process we are undertaking with an investment banking firm to evaluate potential strategic transactions with interested parties; blocking or erasing of cookies or limitations on the company’s ability to use cookies; Visual Sciences’ limited experience with real-time analytics applications beyond Web analytics; the risks associated with integrating the operations and products of acquired companies with those of Visual Sciences; privacy concerns and laws or other domestic or foreign regulations that may subject Visual Sciences to litigation or limit the company’s ability to collect and use Internet user information; Visual Sciences’ ability to defend itself against claims of patent infringement alleged by NetRatings, Inc.; Visual Sciences’ ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties; the highly competitive markets in which the company operates that could make it difficult for Visual Sciences to acquire and retain customers; the risk that Visual Sciences’ customers fail to renew their agreements; the risks associated with the company’s indebtedness, including the risk of non-compliance with the covenants in the company’s credit facility; the risk that Visual Sciences’ services may become obsolete in a market with rapidly changing technology and industry standards; the risks associated with renaming the company and undertaking related branding activities; and other risks described in Visual Sciences’ Securities and Exchange Commission filings, including the company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Visual Sciences undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

ATTACHMENT 1
VIRGINIA ACTION AGREEMENT

CONFIDENTIAL — SUBJECT TO FRE 408
SETTLEMENT AND
PATENT LICENSE AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made as of this 25th day of October, 2005 (the “Effective Date” by and between NetRatings, Inc., a Delaware corporation, with offices at 120 West 45th Street, New York, New York 10036 (“NetRatings”), and Visual Sciences, LLC, a Delaware company, with offices at 1616 Anderson Road, Virginia 22102 (collectively, “Licensee”) (NetRatings and Licensee collectively, the “Parties”).
WITNESSETH:
     WHEREAS, NetRatings is the sole and exclusive owner or joint owner of certain United States and foreign patents and patent applications, as further identified herein;
     WHEREAS, the Parties are presently engaged in litigation in the United States District Court for the Eastern District of Virginia, captioned NetRatings, Inc. Visual Sciences, LLC, Civil Action No. 2:05-CV-349 (the “Action”);
     WHEREAS, in the Action, NetRatings has alleged that Licensee has infringed and continues to infringe certain of the aforementioned United States patents of NetRatings;
     WHEREAS, Licensee denies that any of its products and services infringe the aforementioned United States patents of NetRatings;
     WHEREAS, the Parties wish to resolve and settle the Action and all disputes that are the subject matter of the Action; and
     WHEREAS, as part of the settlement of the Action, NetRatings wishes to grant to Licensee, and Licensee wishes to receive, a license under the aforementioned United States and foreign patents and patent applications of NetRatings pursuant to the terms and subject to the conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties agree as follows:
1. DEFINITIONS
     The capitalized terms in this Agreement which are not defined in the text of the Agreement shall have the meanings set forth in this Section 1. In addition, the existence or scope of any defined term in this Agreement shall not constitute or be deemed to be a representation by, or a belief on the part of, NetRatings that the NetRatings Patents (as defined herein) or any claims therein are in any way limited in scope or to application or enforcement in any particular fields of use.
NetRatings: ____
Licensee: _____

     1.1 “Affiliate” of a party shall mean any company or other entity which Controls, is Controlled by, or is under common Control with that party.
     1.2 “Change of Control Event” means the sale to a person or entity (“Purchaser”) of (i) all or substantially all of the assets of the Licensee; (ii) sufficient equity of Licensee to effect a change of control of Licensee including by merger, acquisition, consolidation or other reorganization; (iii) fifty percent (50%) or more of the combined voting power of Licensee’s then outstanding securities; or (iv) all or substantially all of the assets of the Licensee within the Web Analytics Field.
     1.3 “Control” shall mean having the power to direct the management and policies of an entity (directly or indirectly through one or more intermediaries) through the ownership of voting securities or by contract to direct the arrangement and policies of a person.
     1.4 “Distribute”(and all variations of the term “distribute” as the context requires, including but not limited to “Distribution” and “Distributed”) shall mean to use, demonstrate, evaluate, market, sell, offer to sell, license, offer to license, sublicense, offer to sublicense, lease, offer to lease, export, import, or make or offer to make any other disposition or transfer of computer software or services to another person or entity for any purpose either directly or indirectly through agents, independent contractors, or other representatives.
     1.5 “Licensed Products” shall mean the products and services set forth on Schedule B hereto and, subject to Section 14.3, any products and services that may in the future be offered by Licensee which are within the Web Analytics Field, as defined herein.
     1.6 “Licensee’s Revenue” shall mean Licensee’s gross revenues from the Distribution of Licensed Products, less excise taxes, discounts and allowances actually shown on an applicable invoice. No costs shall be deducted from Licensee’s Revenue; nor shall any deduction from Licensee’s Revenue be allowed for any uncollectible accounts or allowances. Revenues the Licensed Products shall be deemed to have occurred when fees for such Licensed Products are billed, invoiced, or paid for, whichever event occurs first, regardless of the time of collection of applicable sums arising from such sales, if ever. All pricing of the Licensed Products shall be based on Licensee’s customary pricing policies for its products and services and will not be contrary to the intent and purpose of this Agreement. Solely for the purpose of calculating Licensee’s Revenue under this Agreement, to the extent that (i) Licensee’s Distribution of any Licensed Products to any Distributor or Affiliate is at a price less than the standard price charged to Licensee’s other customers, Licensee’s Revenue from such Distribution shall be computed at the standard price for such Licensed Products rather than the reduced price, (ii) Licensee Distributes any Licensed Products offered for free or for a discount based on sales of other products or services, Licensee’s Revenue from such Distribution shall be computed at the standard price for such Licensed Products rather than any reduced price, or (iii) Licensee Distributes any Licensed Products bundled with other products or services for sale at a single price, Licensee’s revenue from such Distribution shall be computed using the entire value received from Licensee from the Distribution of the Licensed Products and such other products or services rather than any apportioned amount.
NetRatings: ____
Licensee: _____

2

     1.7 “NetRatings Patents” shall mean the United States and foreign patents and patent applications identified on Schedule A attached hereto. In addition, the NetRatings Patents shall include all United States and foreign patents issuing as divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals or extensions of any of the patents and patent applications identified in the attached Schedule A.
     1.8 “Term” shall mean the period commencing as of the Effective Date and continuing to and including the date on which the last remaining of the NetRatings Patents expires, unless earlier terminated in accordance with Section 9.
     1.9 “Web Analytics Field” shall mean [ * ].
2. LICENSE
     2.1 Grant of License to Licensee. Subject to Section 2.2, NetRatings hereby grants to Licensee, subject to the terms and conditions of this Agreement, a limited, non-exclusive, non-transferable (except in accordance with Section 14) royalty-bearing world-wide license under the NetRatings Patents during the Term to make (including the right to practice methods, processes and procedures), have made, Distribute, and have Distributed the Licensed Products (the “License"), and to grant sublicenses (in accordance with Section 2.4). The License granted hereunder shall be in effect during the Term if and only if Licensee is at all times in full compliance with the terms and conditions of this Agreement. After all payments required under Sections 3.1(i) and 3.1(ii) have been paid in full, no further royalty fees will be due and the License will be fully paid-up.
     2.2 Exclusion. Notwithstanding anything in this Agreement to the contrary, Licensee expressly acknowledges and agrees that the License granted under this Agreement does not permit the Licensee to [ * ].
     2.3 Reservation of Rights. Any and all rights not expressly granted to Licensee in this Agreement with respect to the NetRatings Patents, including, without limitation, the right to enforce the NetRatings Patents against third parties and collect royalties and/or damages in connection therewith, are hereby reserved and retained exclusively by NetRatings.
     2.4 Sublicense Rights. Licensee may grant to customers and purchasers of the Licensed Products a limited, non-exclusive sublicense under the NetRatings Patents solely for the purpose of allowing such entities to use the Licensed Products, subject to all of the conditions of this Agreement. Licensee may grant to Licensee’s vendors, whose products and/or services are necessary to enable Licensee to Distribute the Licensed Products, a limited sublicense under the NetRatings Patents solely to the extent necessary to enable such vendors and/or distributors to provide to Licensee the products services necessary to enable Licensee to Distribute the

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
NetRatings: ____
Licensee: _____

3

Licensed Products. Licensee may grant to Licensee’s Distributors a limited sublicense under the NetRatings Patents solely for the purpose of Distributing each copy of the Licensed Product obtained by the Distributor, directly or indirectly, from Licensee. Other than as expressly provided in this Section 2.4, Licensee may not grant any other sublicenses of any kind under this Agreement and any attempt by Licensee to do so will constitute a material breach of this Agreement.
     2.5 Cooperation/Enforcement Actions. At the request of NetRatings, Licensee shall, at NetRatings’ expense and upon reasonable notice, reasonably cooperate with NetRatings in connection with the enforcement or prosecution of any of the NetRatings Patents.
     2.6 Markings and Samples. Licensee shall fully comply with the patent marking provisions of the United States or other applicable patent laws. In furtherance of the foregoing, Licensee will include the identifying numbers of the NetRatings Patents and an indication that the Licensed Products are licensed under such NetRatings Patents in at least one location on Licensee’s Web site, in Licensee’s user manuals, in Licensee’s software license agreements, end user license agreements, and other agreements granting to any person or entity the right to use the Licensed Products, and in at least one location on each physically packaged version of the Licensed Products. At least once during each calendar year of the Term, Licensee shall submit to NetRatings one sample of each of the foregoing items to be marked sufficient to show that the marking requirements of this Section 2.6 are being fulfilled. Neither the marking of any Licensed Product pursuant to this Agreement or this Section shall be deemed to constitute an admission by Licensee that the Licensed Products are covered by the NetRatings Patents.
3. PAYMENT OF ROYALTIES
     3.1 Royalty Fees.
          (i) As partial consideration for the settlement of the Action and the License granted under this Agreement, and in addition to any payments that may be required under Section 3.1(ii) of this Agreement, Licensee shall pay one-million U.S. dollars ($1,000,000) to NetRatings (the “Initial Royalty”). The Initial Royalty shall be deemed immediately owing to NetRatings as of the Effective Date. Notwithstanding the foregoing, and as an accommodation to Licensee, NetRatings shall accept payment of the Initial Royalty in the following manner: (1) within five (5) business days from the date on which Licensee executes this Agreement and receives an original of this Agreement, including all Exhibits, that has been executed by a duly authorized representative of NetRatings, Licensee shall pay one-hundred thousand U.S. dollars ($100,000) to NetRatings, (2) on or before December 16, 2005, Licensee shall pay one-hundred thousand U.S. dollars ($100,000) to NetRatings, and (3) for the calendar quarter commencing January 2006, and continuing therefrom until a total of 40 payments equaling eight-hundred thousand U.S. dollars ($800,000) have been made, within fifteen (15) days following the end of each calendar quarter, Licensee shall pay twenty-thousand U.S. dollars ($20,000) to NetRatings. After the payments required under this Section 3.1(i) have been paid in full, no further royalty fees will be due under this Section 3.1(i).
NetRatings: ____
Licensee: _____

4

          (ii) As further consideration for the License granted under this Agreement, and in addition to the payments of the Initial Royalty required pursuant to Section 3.1(i) of this Agreement, Licensee will pay NetRatings an additional royalty of up to one million U.S. dollars ($1,000,000) (the “Additional Royalty”) as follows: (i) for each calendar year in which Licensee’s Revenue reaches at least [ * ], Licensee will pay NetRatings [ * ]; (ii) for each calendar year in which Licensee’s Revenue exceeds [ * ], Licensee will pay NetRatings [ * ]; and (iii) for each calendar year in which Licensee’s Revenue exceeds [ * ], Licensee will pay NetRatings [ * ]. The Additional Royalty shall be calculated and paid to NetRatings by Licensee at Licensee’s sole expense on a yearly basis within thirty (30) days following the end of each calendar year (each a “Royalty Period”) during the Term. Licensee’s obligation to pay the Additional Royalty on a yearly basis during the Term of this Agreement will terminate when the total amount of Additional Royalty fees paid by Licensee to NetRatings pursuant to this Section 3.1(ii) reaches one million U.S. dollars ($1,000,000), after which time the payments required under this Section 3.1(ii) shall be deemed to be paid in full, and no further royalty fees will be due under this Section 3.1(ii).
          (iii) Termination of Additional Royalty Obligations. In the event that, and only in the event that, every claim of every one of the NetRatings Patents is held to be invalid and/or unenforceable against all persons or entities by a final, non-appealable decision of a court having competent jurisdiction and authority to issue such a holding, then the Additional Royalty shall terminate as of the date of such final, non-appealable decision. From that date forward, no Additional Royalty payments will be due. The termination of the Additional Royalty payments pursuant to this Section 3.1(iii) shall not entitle Licensee to a refund of any payments previously made. For the avoidance of any doubt, this Section 3.1(iii) does not and shall not be construed to affect the payment of the Initial Royalty required under Section 3.1(i) of this Agreement and the Initial Royalty is due and payable as of the Effective Date irrespective of any subsequent event, including any holding as to the validity or unenforceability of the NetRatings Patents.
     3.2 Method of Payment. Unless otherwise specified in writing by NetRatings, all payments to be made by Licensee under this Agreement shall be made by wire transfer of funds to the account of NetRatings as set forth in Exhibit B hereto.
     3.3 Interest on Late Payments. Late payments shall incur interest at the rate of One Percent (1%) per month from the date such payments were originally due hereunder.
     3.4 Royalty Statements. Simultaneously with the making of any of the Additional Royalty payments which may be required under Section 3.1(ii) of this Agreement, Licensee shall provide NetRatings with a written statement in the form attached as Exhibit C hereto indicating the basis for the calculation of such Additional Royalty payments. Such royalty statements shall be certified as accurate by a duly authorized officer of Licensee. Such statements shall be

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
NetRatings: ____
Licensee: _____

5

furnished to NetRatings regardless of whether any Licensed Products are sold or provided during the Royalty Period or whether any actual Additional Royalty payments were owed. The receipt or acceptance by NetRatings of any royalty statement or Additional Royalty payment shall not prevent NetRatings from subsequently challenging the validity or accuracy of such statement or Additional Royalty payment.
4. RECORD INSPECTION AND AUDIT
     4.1 Right To Inspect and Audit. NetRatings shall have the right, upon reasonable notice to Licensee, such reasonable notice not to be less than thirty (30) days, up to one (1) time during each calendar year during the Term and for three (3) years thereafter, to have a designated independent accounting firm that is mutually agreed upon by NetRatings and Licensee inspect Licensee’s books and records and all other documents and materials in Licensee’s possession or control as such designated independent accounting firm deems necessary for the sole purpose of verifying the contents of all royalty statements and in order to conform the basis and accuracy of Additional Royalty payments for all Licensed Products. Such designated independent accounting firm must agree in writing to maintain the confidentiality of such books and records, including an obligation not to disclose any information from such books and records to NetRatings.
     4.2 Underpayments. In the event that an inspection of books and records pursuant to Section 4.1 reveals an underpayment by Licensee of Additional Royalty payments under this Agreement, Licensee shall immediately pay NetRatings the difference between the amounts actually paid and the amounts required to be paid under this Agreement, plus interest calculated at the rate of One Percent (1%) per month. If such underpayment is in excess of Ten Percent (10%) less than the required Additional Royalty payment during any Royalty Period, Licensee shall also reimburse NetRatings for the cost of such inspection, including reasonable costs of retaining the accounting firm referenced in Section 4.1.
5. REPRESENTATIONS AND WARRANTIES
     5.1 Representations of NetRatings. NetRatings represents and warrants that: (i) it has the right and power to enter into this Agreement; (ii) it is not a party to any other agreement that could affect NetRatings’ rights to enter into this Agreement and fulfill its obligations hereunder; (iii) it is the owner or joint owner of the entire right, title, and interest in and to the NetRatings Patents; (iv) it has the right and power to grant the License granted herein; (v) that there are no other agreements with any other party in conflict with such grant; and (vi) Schedule A attached hereto identifies all of the issued United States patents in which NetRatings has right, title and/or interest as of the Effective Date relating to the Web Analytics Field. NetRatings acknowledges that the foregoing representations and warranties made by NetRatings constitute a material part of the consideration inducing Licensee to enter into this Agreement.
     5.2 Representations of Licensee. Licensee represents and warrants that: (i) it has the right and power to enter into this Agreement; (ii) it is not a party to any other agreement that could affect Licensee’s rights to enter into this Agreement and fulfill its obligations hereunder;
NetRatings: ____
Licensee: _____

6

(iii) during the Term of this Agreement, Licensee will not contest the validity or enforceability of any of the NetRatings Patents or in any way knowingly or intentionally assist any other entity in contesting the validity or enforceability of any of the NetRatings Patents unless required to do so pursuant to subpoena, judicial order, requirement of a government agency, or by operation of law; (iv) the financial information provided to NetRatings attached hereto as Exhibit E in connection with the negotiation of this Agreement was and is true and accurate; (v) the portion of the data collected by Licensee’s existing customers using a set of computer instructions downloaded to a client for the purpose of collecting data (e.g., page tags) used as input to the Licensed Products was and, as of the Effective Date, is less than [ * ] of the total data collected by all means and used as input to the Licensed Products; and (vi) the Licensed Products listed on Schedule B hereto is a true and accurate list as of the date of this Agreement. Licensee acknowledges that the foregoing representations and warranties made by Licensee constitute a material part of the consideration inducing NetRatings to enter into this Agreement. NetRatings may Licensee of its intent to verify representations (iv) and (v) of this Section 5.2 within six months from the Effective Date, at which point Licensee will provide access to its books and records to an independent accounting firm that is mutually agreed upon by the parties and that agrees in writing to maintain the co dentiality of such books and records, including an obligation not to disclose any information such books and records to NetRatings. NetRatings’ decision to exercise or not to exercise the option in the immediately preceding sentence, and any results of such attempts at verification, shall have no effect on the enforceability of Licensee’s representations and warranties, which shall always remain in effect.
     5.3 Limitations on Warranties. Nothing in this Agreement shall be construed as: (i) representing the scope of any claims of the NetRatings Patents; or (ii) representing that the sale or use of such products or services encompassed by any of the claims set forth in one or more claims of the NetRatings Patents will be free of infringement of any other intellectual property rights.
     5.4 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 5, NETRATINGS AND LICENSEE HEREBY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
6. LIMITATIONS OF LIABILITY
     EXCEPT WITH RESPECT TO CLAIMS RELATED TO NETRATINGS’ OR LICENSEE’S NON-DISCLOSURE OBLIGATIONS UNDER SECTION 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS,

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
NetRatings: ____
Licensee: _____

7

EXEMPLARY OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. IN ALL EVENTS, EACH PARTY’S TOTAL LIABILITY IN THE AGGREGATE UNDER THIS AGREEMENT (EXCEPT WITH RESPECT TO CLAIMS RELATED TO NETRATINGS’ OR LICENSEE’S NON-DISCLOSURE OBLIGATIONS UNDER SECTION 10) IS LIMITED TO AND SHALL NOT EXCEED: (I) WITH RESPECT TO NETRATINGS, THE MONIES RECEIVED BY NETRATINGS FROM LICENSEE UNDER THIS AGREEMENT, AND (II) WITH RESPECT TO LICENSEE, TWO MILLION U.S. DOLLARS (US $2,000,000) PLUS INTEREST DUE UNDER THIS AGREEMENT AND/OR BY LAW. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 6 SHALL BE CONSTRUED TO LIMIT ANY LIABILITY OF LICENSEE RESULTING FROM LICENSEE’S MANUFACTURE, SALE OR USE OF ANY PRODUCTS OR SERVICES OUTSIDE OF THE SCOPE OF THE LICENSE GRANTED HEREUNDER.
7. RELEASES
     7.1 Release of Licensee. NetRatings hereby forever releases and discharges Licensee and its parent corporations, subsidiaries, officers, directors, managing members, members and employees (collectively, the “Licensee Releasees”) from any and all claims, counterclaims, causes of action, liabilities, judgments and damages arising from or in connection with the Action or which should have been brought in the Action, including Licensee’s making (including practicing methods, processes and procedures), having made, Distributing, and having Distributed the Licensed Products up to and including the Effective Date of this Agreement, and NetRatings hereby covenants not to bring any action, suit or proceeding against Licensee Releasees for any claims, counterclaims, causes of action, liabilities, judgments or damages arising from or in connection with the Action or which should have been brought in the Action, including such making or Distribution of the Licensed Products up to and including the Effective Date of this Agreement. This release is applicable to any third party’s making (including practicing methods, processes and procedures), having made, Distributing, and having Distributed the Licensed Products up to and including the Effective Date of this Agreement, and NetRatings hereby covenants not to bring any action, suit or proceeding against any such third party for such making or Distribution of the Licensed Products up to and including the Effective Date. Nothing in this Section 7.1 is intended by NetRatings to release Licensee from any of its obligations under this Agreement or any liability of Licensee for actions occurring after the Effective Date, including, without limitation, actions that, in the absence of the License granted hereunder, would constitute infringement of one or more claims of the NetRatings Patents.
     7.2 Release of NetRatings. Licensee hereby forever releases and discharges NetRatings and its parent corporations, subsidiaries, officers, directors and employees (collectively, the “NetRatings Releasees”) from any and all claims, counterclaims, causes of action, liabilities, judgments and damages arising from or in connection with the Action or which should have been brought in the Action, and Licensee hereby covenants not to bring any action, suit or proceeding against NetRatings Releasees for any claims, counterclaims, causes of action, liabilities, judgments or damages arising from or in connection with the Action or which should have been brought in the Action. Nothing in this Section 7.2 is intended by Licensee to release
NetRatings: ____
Licensee: _____

8

NetRatings Releasees from any of their obligations under this Agreement or from any liability of Releasees for actions occurring after the Effective Date.
8. DISMISSAL OF THE ACTION
     Promptly upon execution of this Agreement by the Parties and payment by Licensee of the payment required pursuant to Section 3.1(i)(1) of this Agreement, the Parties shall cause their respective legal counsel to execute a Stipulation of Dismissal With Prejudice under Rule 41 of the Federal Rules of Civil Procedure dismissing the Action with prejudice. Each Party will bear its own litigation costs and fees. The Stipulation of Dismissal will be in the attached hereto as Exhibit A.
9. TERMINATION
     NetRatings shall have the right, after a period of thirty (30) calendar days, to immediately terminate this Agreement and the License granted herein by giving written notice to Licensee upon the occurrence of any of the following: (i) Licensee materially breaches any provision of this Agreement; (ii) Licensee becomes insolvent or makes an assignment for the benefit of creditors; (iii) Licensee discontinues or dissolves its business or otherwise ceases to operate; or (iv) Licensee makes any effort to assign this Agreement and License in violation of Section 14.2. Upon the occurrence of any of the foregoing, NetRatings, at its sole discretion, shall give written notice to Licensee of the termination of the Agreement. The date on which NetRatings serves written notice of termination of the Agreement shall constitute the “Termination Date.” Licensee shall have thirty (30) calendar days (“Cure Period”) from the Termination Date to cure any breach. If Licensee does cure the breach within the Cure Period, the Agreement will be deemed as not having been terminated as of the Termination Date and the parties’ rights and obligations under the Agreement will be deemed as having been in continuous full force and effect. If Licensee fails to cure any such breach within the Cure Period, the License will be terminated effective as of the Termination Date and all of the payment obligations of Licensee under this Agreement due as of the Termination Date will be accelerated and deemed immediately due and payable as of the Termination Date. With respect to the acceleration of Licensee’s payment obligations hereunder, the total payment obligations due shall be deemed to be the one-million U.S. dollars ($1,000,000) Initial Royalty minus all actual payments of the Initial Royalty made by Licensee to NetRatings under this Agreement as of the Termination Date, plus all Additional Royalty payments due as of the Termination Date. In the event that NetRatings’ termination of the Agreement is based on a material breach of the Agreement by Licensee, with respect to the acceleration of Licensee’s payment obligations hereunder, the total payment obligations due shall also be deemed to include the entire one-million U.S. dollars ($1,000,000) Additional Royalty minus any actual payments of the Additional Royalty made by Licensee to NetRatings under this Agreement, as of the Termination Date.
10. CONFIDENTIALITY
     10.1 Definition of Confidential Information. “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information
NetRatings: ____
Licensee: _____

9

disclosed by any Party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary.” If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within thirty (30) calendar days of such disclosure.
     10.2 Exceptions To Confidentiality. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement; (ii) is or becomes publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiary; (v) is approved for release upon a prior written consent of the disclosing party; or (vi) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.
     10.3 Confidentiality Obligations. The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the Term of this Agreement and for a period of [ * ] thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.
     10.4 Return of Confidential Information. Upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof.
     10.5 Publicity. Except as provided for in this Section 10.5, Licensee shall not disclose this Agreement or any of the terms hereof to any third party without the prior written consent of NetRatings. Except as provided for in this Section 10.5, this Agreement and its terms shall be held in strict confidence by Licensee and shall constitute Confidential Information of NetRatings. [ * ] Further, Licensee may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, but only after providing NetRatings with prior written notice of such proposed disclosure sufficiently in advance of any proposed disclosure to provide NetRatings with a reasonable opportunity to move for a protective order or otherwise object to such

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
NetRatings: ____
Licensee: _____

10

disclosure in advance of such disclosure taking place. Notwithstanding the foregoing, Licensee may disclose to its current and prospective customers of the Licensed Products and to the general public through press releases that the Action has been settled and that the making, Distribution, and use of the Licensed Products is licensed under the NetRatings Patents, in accordance with the terms of this Agreement. Licensee may issue a public statement and press release containing the statements listed in Exhibit D. Notwithstanding the foregoing, to the extent that this Agreement and its terms become publicly known through no wrongful act of the Licensee as a result of actions by NetRatings or third parties, Licensee has the right to disclose any and all such publicly known terms of the Agreement.
     10.6 Disclosure at NetRatings’ Option. NetRatings shall have the right, in its sole discretion, to disclose this Agreement and its terms to third parties, including by issuing public statements and press releases and in court filings and filings with the United States Securities and Exchange Commission or other applicable domestic or foreign governmental agency or department. The Parties agree and acknowledge that this Agreement may need to, and can, be disclosed in connection with any action by NetRatings to enforce the NetRatings Patents.
11. NOTICES
     Any notice required to be given under this Agreement shall be in writing and delivered personally to the other Party at the above-stated address or mailed by certified, registered or express mail, return receipt requested, or by Federal Express, attention CEO or General Counsel. In the case of NetRatings, a copy of any such notice shall be sent by Federal Express to Seth H. Ostrow, Esq., Brown Raysman Millstein Felder Steiner LLP, 900 Third Avenue, New York, New York 10022, Ph. (212) 895-2000. In the case of Licensee, a copy of any such notice shall be sent by Federal Express to Martin M. Zoltick, Esq., Rothwell, Figg, Ernst & Manbeck, 1425 K Street, N.W., Suite 800, Washington, D.C. 20005, Ph. (202) 783-6040.
12. CHOICE OF LAW/JURISDICTION
     This Agreement shall be governed in accordance with the laws of the State of Delaware. All disputes under this Agreement shall be resolved by litigation in the appropriate federal or state courts located in the State of Delaware and the Parties consent to the exclusive jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it in connection with such courts.
13. ATTORNEYS’ FEES
     In any litigation arising out of this Agreement, the prevailing party shall be entitled to payment of its reasonable attorneys’ fees and costs by the other party.
14. CHANGE OF CONTROL EVENT AND ASSIGNABILITY
     14.1 Change of Control Event. In the event of a Change of Control Event, any portion of the Initial Royalty remaining unpaid as of the effective date of the Change of Control Event
NetRatings: ____
Licensee: _____

11

shall be paid within forty-five (45) calendar days of the effective date of the Change in Control Event.
     14.2 Assignment. Except in accordance with Section 14.2(i), Licensee shall not assign or attempt to assign in violation of this Section 14.2 (in whole or in part, directly or indirectly, by operation of law or otherwise, including in connection with a merger, reorganization or consolidation) this Agreement or the rights and obligations hereunder, including without limitation the License, to any third party without the prior express written approval of NetRatings. Except in accordance with Section 14.2(i), any such attempt to so assign this Agreement shall constitute a material breach of this Agreement and automatically terminate, as of the date of the attempted assignment (“Assignment Termination Date”), the Agreement, the License, and all sublicenses which were granted by Licensee pursuant to Section 2.4 shall immediately terminate as of the Assignment Termination Date.
          (i) Notwithstanding the preceding paragraph of Section 14.2, Licensee may assign and/or attempt to assign this Agreement to a prospective Purchaser (so long as such Purchaser is not comScore Networks, Inc.) in accordance with this Section 14.2(i) and, in the event of a Change of Control Event, assign this Agreement to the Purchaser in Licensee’s sole discretion and without the involvement of NetRatings provided that: (a) all obligations under this Agreement shall become the obligations of the Purchaser, including the payment obligations of Licensee under Section 3.1(ii) of this Agreement; (b) for purposes of calculating the payments required under Section 3.1(ii) of this Agreement, Licensee’s Revenue shall be calculated based on gross Licensed Products sales from the Distribution of Licensee’s Products only and not on the products and services of the Purchaser; (c) the License granted under this Agreement shall be limited to the Licensed Products that have been commercially released by Licensee as of the effective date of the Change in Control Event (“Original Versions") and those future versions of such commercially released Licensed Products which are modifications, patches, enhancements and/or upgrades (“Future Versions") from the Original Versions; (d) to the extent that any of the Licensed Products are bundled with the Purchaser’s products for sale at a single price, the License granted under this Agreement shall only extend to the Licensed Products portion of such sales, and to the extent there is any bundling of Licensed Products for sale at a single price with other products or services provided by the Purchaser, the entire value received by Licensee or Purchaser from the Distribution of such bundled products shall be used for purposes of calculating the payments required under Section 3.1(ii) of this Agreement; (e) Purchaser shall make the payments required under Section 3.1(i) of this Agreement, as provided in Section 14.1 of this Agreement; and (f) NetRatings shall be deemed to have been granted a covenant not to sue (“NetRatings Covenant") by Licensee and Purchaser as of the effective date of the Change of Control Event with respect to any of Licensee’s patents and patent applications for products and/or services within the Web Analytics Field in existence as of the effective date of the Change of Control Event.
          (ii) The NetRatings Covenant required under Section 14.2(i) of this Agreement (a) shall be immediately effective as of the effective date of the Change of Control Event; (b) shall give NetRatings and its customers full, world-wide immunity from any suit based on Licensee’s patents and/or patent applications with respect to NetRatings’ products
NetRatings: ____
Licensee: _____

12

and/or services within the Web Analytics Field; and (c) shall be transferable to any acquirer of NetRatings to the extent of NetRatings products and/or services which had been commercially released as of the effective date of the acquisition of NetRatings.
          (iii) In the event of a Change of Control Event, if the assignment of this Agreement is not made in accordance with Section 14.2(i), all sublicenses granted to Licensee’s customers in accordance with Section 2.4 hereof prior to the Assignment Termination Date shall continue but only with respect to the use by such customers of those Licensed Products which were already sold or licensed to such customers as of the Assignment Termination Date (“Continued Customer License”), and to ongoing maintenance of such Licensed Products which were already sold or licensed to such customers as of the Assignment Termination Date provided that any such maintenance is performed or provided to such customers of additional charge. The Continued Customer License shall apply only to Licensed Products already in the possession of the applicable customer.
     14.3 If Licensee acquires another company, the License granted herein shall not extend to any products or services offered by the acquired company, or to any technology offered by the acquired company to the extent that such technology infringes any of the NetRatings Patents.
     14.4 The provisions of the Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and assigns, but only to the extent permitted under this Section 14.
15. WAIVER
     No waiver by either Party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.
16. SEVERABILITY
     If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed the Agreement.
17. COUNTERPARTS
     This Agreement may be executed by the Parties in counterparts, which, when assembled, shall be considered a fully executed original of this Agreement.
18. SURVIVAL
     The following provisions shall survive the termination or expiration of this Agreement: 3.1(i), 4, 5, 6, 7, 9, 10, 12, 13, 16, 18, 19 and 20.
NetRatings: ____
Licensee: _____

13

19. NO ADMISSION
     This Agreement represents a resolution of disputed issues and claims between the Parties. Nothing contained herein is, or is to be construed as, an admission or evidence of liability on the part of either Party.
20. ENTIRE AGREEMENT; AMENDMENT
     This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their agreement. All negotiations and representations made prior to the execution of this Agreement shall be deemed to have been integrated into the terms and conditions of this Agreement. This Agreement shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement.
21. EARLY LICENSEE FAVORABLE TREATMENT
     In addition to, and without limitation of, other consideration exchanged in this Agreement, NetRatings has entered into this Agreement on the terms and conditions set forth herein in consideration of (i) the representations made by Licensee that the portion of the data collected by Licensee’s existing customers using a set of computer instructions downloaded to a client for the purpose of collecting data (e.g., page tags) used as input to the Licensed Products was and, as of the Effective Date, is less than ten percent (10%) of the total data collected by all means and used as input to the Licensed Products (ii) the Parties’ reaching a settlement of the Action in its earliest stages; (iii) Licensee’s status as an early licensee, and (iv) other strategic and business considerations.
NetRatings: ____
Licensee: _____

14

     IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused this Agreement to be executed by their respective duly authorized representative identified below.

NETRATINGS, INC.		VISUAL SCIENCES, LLC

By:	/s/ William Pulver	By:	/s/ James MacIntyre

Print Name: William Pulver		Print Name: James MacIntyre

Title:	CEO	Title: Managing Member, CEO

Date: 10/25/2005		Date: 10/25/2005
NetRatings: ____
Licensee: _____

15

SCHEDULE A
NETRATINGS PATENTS

Patent/Publication No.	Title	Country
5,675,510	Computer Use Meter and Analyzer	US
6,115,680	Computer Use Meter and Analyzer	US
AU0701813	Computer Use Meter and Analyzer	Australia
BR9609217	Medidor E Analizador De Uso De Computador	Brazil
CA2223919	Computer Use Meter and Analyzer	Canada
EP0843946	Rechnerbenutzungsmesser Und Analysator	EP
JP03317705		Japan
MX193614		Mexico
NO09705728	Maaler Og Analysator For Datamaskinbenyttelse	Norway
WO9641495	Computer Use Meter and Analyzer	WO

6,108,637	Content Display Monitor	US
AU735285	Content Display Monitor	Australia
CA2246746	Content Display Monitor	Canada
CN1174316	Content Display Monitor	China
CN1547123	Content Display Monitor	China
CN1547124	Content Display Monitor	China
CN1209891	Content Display Monitor	China
DK870234	Overvaagning Af Fremvisning Af Indhold	Denmark
EP0870234	Content Display Monitor	EP
EP1130526	Content Transferring System	EP
EP1168196	Content Transferring Method	EP
DE69720186	Inhaltsanzeigemonitor	Germany
ES2195170	Monitor De Exhibicion De Contenido	Spain
US20040078292	Content Display Monitoring By A Processing System	US
WO9810349	Content Display Monitor	WO

5,796,952	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	US
6,138,155	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	US
6,643,696	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	US
6,763,386	Method And Apparatus For Tracking Client Interaction	US

NetRatings:

Licensee:

16

Patent/Publication No.	Title	Country
With A Network Resource Dounloaded From A Server
AU727170	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	Australia
BR9808033	Processo E Aparelho Para Rastreamento De Interacao De Cliente Com Um Recurso De Rede E Criacao De Perfis De Cliente E Recurso De Base De Dados	Brazil
CA2284530	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	Canada
CN1251669	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	China
EP1010116	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	EP
IL131871	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	Israel
JP2000514942		Japan
KR341110		Korea
NZ337756	Method and apparatus for tracking client interaction with a network resource and creating client profiles and resource database	New Zealand
US20050114511	Method And Apparatus For Tracking Client Interaction With a Network Resource	US
US20040221033	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	US
WO9843380	Method And Apparatus For Tracking Client Interaction With A Network Resource And Creating Client Profiles And Resource Database	WO

NetRatings:

Licensee:

17

SCHEDULE B
LICENSED PRODUCTS
Products
Visual Site® – Web Analytics Field
Visual Workstation® – Web Analytics Field
Visual Sensor® – Web Analytics Field
Visual Repeater™ –Web Analytics Field
Visual Report™ –Web Analytics Field
Visual Load™ –Web Analytics Field
Visual Transform™ –Web Analytics Field
Visual Geography™ –Web Analytics Field
Visual Test™ – Web Analytics Field
Visual Server™ – Web Analytics Field
Visual Dashboard™ –Web Analytics Field
Visual Server® – Web Analytics Field
Services
Managed Services – Web Analytics Field
Consulting Services – Web Analytics Field
Training Services – Web Analytics Field

NetRatings:

Licensee:

18

EXHIBIT A
STIPULATION OF DISMISSAL
WITH PREJUDICE

NetRatings:

Licensee:

19

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
NORFOLK DMSION
NETRATINGS, INC.,
Civil Action No. 2:05-cv-349
Plaintiff,
Judge Rebecca Beach Smith
-against-
VISUAL SCIENCES, LLC,
Defendant.
STIPULATION AND ORDER OF DISMISSAL WITH PREJUDICE
     The parties, Plaintiff NetRatings, Inc. (“NetRatings”), and Defendant Visual Sciences, LLC (“Visual Sciences”), by counsel, hereby stipulate that the above captioned action, and all claims asserted therein, should be dismissed with prejudice as to all parties pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure. It is further stipulated that each party shall bear its own costs and attorneys fees associated with the litigation of this action. It is therefore: Ordered, that that this action, and all claims asserted therein, is dismissed with prejudice as to all parties pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure and that each party shall bear its own costs and attorneys fees associated with the litigation of this action.

Date
JUDGE:
United States District Court
Eastern District of Virginia

NetRatings:

Licensee:

20

WE ASK FOR THIS:

By

Of counsel
Michael R. Katchmark (VSB: 40440)
Brett A. Spain (VSB: 44567)
Willcox & Savage, P.C.
One Commercial Place
1800 Bank of America Center
Norfolk, VA 23510
(757) 628-5615
(757) 628-5566 (facsimile)
Frederick L. Whitmer
Seth H. Ostrow
Arianna Frankl
Brown Raysman Millstein
Felder & Steiner LLP,
900 Third Avenue,
New York, NY 10022
(212) 895-2000
(212) 895-2900 (facsimile)
Counsel for Netratings, Inc.

By

Of counsel
Stephen E. Noona (VSB: 25367)
Kristan B. Burch (VSB: 42640)
Kaufman & Canoles, P.C.
150 W. Main Street
Norfolk, VA 23510
(757) 624-3000
(757) 624-3169 (facsimile)

NetRatings:

Licensee:

21

Martin M. Zoltick
Brian A. Tollefson
Rothwell, Figg, Ernst & Manbeck
1425 K Street, N.W., Suite 800
Washington D.C. 2005
(202) 783-6040
(202) 783-6031 (facsimile)
Counsel for Visual Sciences, LLC

NetRatings:

Licensee:

22

EXHIBIT B
WIRE TRANSFER INFORMATION FOR NETRATINGS, INC.
[ * ]

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

NetRatings:

Licensee:

23

EXHIBIT C
ROYALTY STATEMENT
Amount of Additional Royalty Payment for 2—: $
Licensee’s Revenue for 2—: $
NON-DISTRIBUTOR/AFFILIATE REVENUE

Licensee’s Revenue
	from Licensed	Standard Product
Licensed Product	Product	Price Per Unit*	Number of Units

**	Licensee’s Standard Product Price Per Unit for Distribution to Non-Distributors/Affiliates is based on Licensee’s customary pricing policies and is an average per unit price for the identified Licensed Product for the applicable period.
DISTRIBUTOR/AFFILIATE REVENUE

	Licensee’s		Distributor/Affiliate
	Revenue from	Standard	Actual Average
Licensed	Licensed	Product Price	Product Price Per	Number of
Product	Product	Per Unit*	Unit**	Units

*	Licensee’s Standard Product Price Per Unit for Distribution to Non-Distributors/Affiliates is based on Licensee’s customary pricing policies and is an average per unit price for the identified Licensed Product for the applicable period.

**	Licensee’s Actual Average Product Price Per Unit for Distribution to Distributors and Affiliates is an average per unit price for the identified Licensed Product for the applicable period.

NetRatings:

Licensee:

24

EXHIBIT D
PRESS RELEASE/STATEMENTS
“Visual Sciences, LLC today announced that it has amicably resolved a patent infringement lawsuit instituted by NetRatings, Inc. against Visual Sciences. The lawsuit, which involved NetRatings’ patents and Visual Sciences’ products and services in the web analytics field, has been settled on terms that are beneficial to both parties. Under the terms of the settlement, the parties agreed to dismiss all pending legal claims and to enter into a licensing agreement granting Visual Sciences worldwide rights under the NetRatings’ patents. We are pleased that we were able to bring this matter to a successful conclusion and that Visual Sciences’ products and services are now licensed under the NetRatings’ patent portfolio’ stated Jim McIntyre, CEO of Visual Sciences. Other details of the settlement are confidential. Neither company admitted any liability in settling the lawsuit.”
“Visual Sciences and NetRatings have resolved the dispute related to the alleged infringement of NetRatings patent portfolio by Visual Sciences products and services.”
“The making, use and distribution of Visual Sciences Web analytics products have been licensed under the NetRatings Web analytics related patents which were asserted by NetRatings as covering Visual Sciences products and services.”
“Visual Sciences customers are protected from patent infringement suit by NetRatings under the licensed NetRatings’ patents in regard to their use of Visual Sciences Web analytics products and services, which are now licensed.”
“Visual Sciences becomes the first Web analytics vendor to license certain NetRatings Web analytics related patents for use with its products and services.”
“The agreement includes a global settlement of the patent infringement lawsuit brought by NetRatings against Visual Sciences”

NetRatings:

Licensee:

25

EXHIBIT E
VISUAL SCIENCES’ FINANCIAL INFORMATION

Period	Revenue*
Q3 2004	[ * ]
Q4 2004	[ * ]
Q1 2005	[ * ]
Q2 2005	[ * ]
[ * ]

*	This information has been omitted pursuant to a request for confidential treatment under 24b-2 of the Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

NetRatings:

Licensee:

26